SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AIR PRODUCTS AND CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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December 12, 2014

Dear Fellow Stockholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders of Air Products and Chemicals, Inc. to be held at 2:00 p.m., Thursday, January 22, 2015, at the Company’s Corporate Headquarters in Allentown, Pennsylvania. Admission procedures are explained in the attached Proxy Statement, and directions appear on the last page of these materials. We have made arrangements to keep parking and navigating our corporate campus easy for you. I hope you will be able to join us.

Attached you will find a Notice of Annual Meeting and Proxy Statement that contains additional information about the meeting, including the items of business and methods that you can use to vote your proxy, such as the telephone or Internet. Your vote is important. I encourage you to sign and return your proxy card or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

As I begin my first full year at Air Products, I am very excited about the future of our Company. I am looking forward to seeing fellow stockholders in January.

Cordially,

Seifi Ghasemi

Chairman, President, and Chief Executive Officer

HIGHLIGHTS OF 2014 PROXY STATEMENT

This section summarizes information contained elsewhere in the proxy statement. These highlights do not contain all the information that you should consider before voting or provide a complete description of the topics covered. Please read the entire proxy statement before voting.

Meeting Information

Date and Time:	Thursday, January 22, 2015, at 2:00 p.m.

Place:	Auditorium, Air Products and Chemicals, Inc. 7201 Hamilton Boulevard Allentown, PA 18195

Record Date:	November 28, 2014

Items of Business

	Board Vote Recommendation	Votes Required	Page
Elect the three nominees proposed by the Board of Directors as directors for a one year term ending in 2016.	For	Majority of Votes Cast
Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.	For	Majority of Votes Cast
Conduct an advisory vote on Executive Officer compensation.	For	Majority of Votes Cast
Other business that properly comes before the meeting or any postponement or adjournment of the meeting.	N/A	—	—

Director Nominees

Name	Primary Career
Susan K. Carter	Senior Vice President and Chief Financial Officer of Ingersoll-Rand Plc.
Seifi Ghasemi	Chairman, President, and Chief Executive Officer of Air Products and Chemicals, Inc.
David H. Y. Ho	Chairman and Founder of Kiina Investment Ltd.

2014 Company Performance Highlights

•	Revenue increased 3% versus prior year.

•	Earnings per share grew 5.1%, bouyed by record non-GAAP earnings in the fourth quarter.[1]

•	We returned $628 million to stockholders through dividends, increasing dividends for the 32nd consecutive year.

•	Total stockholder return was 25%.[2]

•	EBITDA increased 5% over prior year and EBITDA margin increased 60 basis points.[1]

•	Operating income increased 6%.[1]

•	We unveiled a new strategy and organization to achieve our goal of being the safest and most profitable industrial gas company in the world;

[1]	Comparisons are non-GAAP and based on continuing operations, excluding certain items for fiscal years 2014 and 2013. See Appendix A for reconciliation to GAAP measures.

[2]	Total stockholder return is stock price appreciation and dividends paid from October 1, 2013 to September 30, 2014, assuming reinvestment of dividends.

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•

We were named to the Dow Jones Sustainability World Index, the Carbon Disclosure Project S&P 500 Disclosure Index, the FTSE4 Good Index, Thomson Reuter’s 2013 Top 100 Global Innovators List and Corporate Responsibility Magazine’s 100 Best Corporate Citizens; and were ranked among the world’s greenest companies by Newsweek.

2014 Governance Highlights

•

At the beginning of the year the Board of Directors (the “Board”) formed a Search Committee which conducted an extensive search for a new chief executive officer. In June, the Board elected Seifi Ghasemi as Chairman, President and Chief Executive Officer of the Company. Mr. Ghasemi is a highly qualified and experienced chief executive officer.

•

In January, stockholders voted in favor of amending the Company’s Certificate of Incorporation to phase out the classified board structure beginning in 2015. The amendment was implemented shortly after the 2014 Annual Meeting, and all directors standing for election at the 2015 and all future Annual Meetings will be elected for one year terms.

•	In July, the Board determined to allow the Company’s stockholder rights plan to expire. The Plan was adopted a year earlier in response to unusual activity in the Company’s stock.

2014 Compensation Highlights

•	At the January 2014 Annual Meeting of Stockholders, stockholders supported the Company’s Executive Officer compensation program by a vote of 85.1% of the votes cast.

•	The Management Development and Compensation Committee established a competitive, performance based compensation package to recruit the new Chairman, President and Chief Executive Officer.

•

At year end, based upon Mr. Ghasemi’s recommendation, the Committee reduced Executive Officer incentive compensation payouts despite the Company’s strong fourth quarter. The reason for the reduction was that the management team did not deliver on operating plan commitments, and the Company did not demonstrate the best in class safety performance of which it is capable. The Committee also intended this action to enforce management accountability for the underperformance of recent capital investments.

•

The Committee modified the Executive Officer compensation program for 2014 and again, upon Mr. Ghasemi’s recommendation, for 2015 to better align incentive compensation with creation of stockholder value:

☐	The mix of long term incentives was changed for 2014 and 2015 to tie more closely to business performance:

Award Type	2013	2014	2015
Performance Shares	25%	35%	55%
Restricted Stock	25%	25%	25%
Stock Options	50%	40%	20%

☐

Incentive compensation performance metrics for 2014 and 2015 were changed to differentiate metrics for short and long term incentives, drive competitive performance and support the Company’s strategies:

Award Type	2013	2014	2015
Annual Incentive Plan	Earnings per share growth and return on capital employed net of cost of capital	Earnings per share growth and sales growth (excluding currency and raw materials pass through)	Earnings per share growth
Performance Shares	Earnings per share growth and return on capital employed net of cost of capital	Earnings per share growth and return on capital employed net of cost of capital	Relative total stockholder return

•	Change in control compensation arrangements were modified for fiscal year 2015 to reflect best practices:

☐

Future equity compensation awards will not automatically vest upon a change in control if replaced by the surviving entity. Such awards will vest only if employment is terminated after a change in control.

☐	All excise tax gross ups will be eliminated by October 1, 2015.

ii

Notice of Annual Meeting of Stockholders

Date and Time	Thursday, January 22, 2015

2:00 p.m. (Eastern Standard Time)

Location	Corporate Headquarters Auditorium

7201 Hamilton Boulevard

Allentown, PA 18195

(Free parking will be available. Admission procedures are explained on page 5. Directions appear on the last page of this Proxy Statement.)

Items of Business	1.	To elect the three nominees proposed by the Board of Directors as directors for a one-year term.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

3.	To conduct an advisory vote on Executive Officer compensation.

4.	To attend to such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Record Date	Stockholders of record at the close of business on November 28, 2014 are entitled to receive this notice and to vote at the meeting.

Ways to Submit Your Vote

Instructions on how to vote your shares online are contained in the Notice of Availability of Proxy Materials or on your proxy card. If you received paper copies of your proxy materials by mail, you may also fill in, sign, date, and mail a proxy card or vote using a toll-free telephone number. To save costs, we encourage you to vote online or by telephone if these options are available to you.

Important

Whether you plan to attend the meeting or not, please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors,

Mary T. Afflerbach

Corporate Secretary and Chief Governance Officer

December 12, 2014

Important Notice Regarding Internet Availability of Proxy Materials for the

Air Products and Chemicals, Inc. January 22, 2015 Stockholders’ Meeting

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

September 30, 2014 are available at www.materials.proxyvote.com/009158.

iii

PROXY STATEMENT

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

AIR PRODUCTS AND CHEMICALS, INC.

PROXY STATEMENT

We have provided you this Notice of Annual Meeting and Proxy Statement because the Board of Directors (the “Board”) of Air Products and Chemicals, Inc. (the “Company” or “Air Products”) is soliciting your proxy to vote at the Company’s Annual Meeting of Stockholders on January 22, 2015 (the “Annual Meeting”). This Proxy Statement contains information about the items to be voted on at the Annual Meeting and information about the Company. Instructions on how to access this Proxy Statement and our Annual Report on Form 10-K on the Internet or paper copies of the Proxy Statement and Annual Report are first being sent to stockholders on or about December 12, 2014.

QUESTIONS AND ANSWERS ON VOTING AND

THE ANNUAL MEETING

How many shares can vote at the Annual Meeting?

As of the Record Date, which was November 28, 2014, 214,022,072 shares of Company common stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company stock is entitled to one vote for each share owned.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election.

What is a proxy?

A proxy is your legal appointment of another person to vote the shares of Company stock that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. You can find an electronic proxy card at www.proxyvote.com that you can use to vote your shares online. If you received these proxy materials by mail, you can also vote by mail or telephone using the proxy card enclosed with these materials.

On the proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

What shares are included on my proxy card?

If you are a registered stockholder, your proxy card(s) will show all of the shares of Company stock registered in your name with our Transfer Agent, American Stock Transfer & Trust Company, LLC, on the Record Date, including shares in the Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan administered for Air Products’ stockholders by our Transfer Agent. If you also have shares registered in the name of a bank, broker, or other registered owner or nominee, they will not appear on your proxy card.

How do I vote the shares on my proxy card?

If you received a Notice of Availability of Proxy Materials and accessed these proxy materials online, follow the instructions on the Notice to obtain your records and vote electronically.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

If you received these proxy materials by mail, you may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope. You also can vote online or by using a toll-free telephone number. Instructions about these ways to vote appear on the proxy card. If you vote by telephone, please have your paper proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

If you received these proxy materials via e-mail, the e-mail message transmitting the link to these materials contains instructions on how to vote your shares of Company stock and your control number.

Whether your proxy is submitted by mail, telephone, or online, your shares will be voted in the manner you instruct. If you do not specify in your proxy how you want your shares voted, they will be voted according to the Board’s recommendations below:

Item	Board Recommendation
1. Election of the Board’s Three Nominees As Directors	For
2. Ratification of KPMG LLP (“KPMG”) as the Company’s Independent Registered Public Accounting Firm	For
3. Advisory Vote on Executive Officer Compensation	For

How do I vote shares held by my broker or bank?

If a broker, bank, or other nominee holds shares of Company stock for your benefit, and the shares are not in your name on the Transfer Agent’s records, then you are considered a “beneficial owner” of those shares. If your shares are held this way, sometimes referred to as being held in “street name”, your broker, bank, or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank, or other nominee who holds your Company stock, please contact them as soon as possible. If you plan to attend the meeting and would like to vote your shares held by a bank or broker in person, you must obtain a legal proxy, as described in the admission procedures section on page 4.

If you do not give your broker instructions as to how to vote, under New York Stock Exchange (“NYSE”) rules, your broker has discretionary authority to vote your shares for you on item 2 to ratify the appointment of auditors. Your broker may not vote for you without your instructions on the other items of business. Shares not voted on these other matters by your broker because you have not provided instructions are sometimes referred to as “broker nonvotes”.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying us that you have revoked your proxy, or by attending the Annual Meeting and giving notice of revocation in person.

How is Company stock in the Company’s Retirement Savings Plan voted?

If you are an employee who owns shares of Company stock under the Retirement Savings Plan and you have regular access to a computer for performing your job, you were sent an e-mail with instructions on how to view the proxy materials and provide your voting instructions. Other participants in the Retirement Savings Plan will receive proxy materials and a proxy card in the mail. The Trustee, Fidelity Management Trust Company, will vote shares of Company stock represented by units allocated to your Plan account on the Record Date in accordance with the directions you give on how to vote. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as overall Retirement Savings Plan participants instruct the Trustee to vote shares allocated to their Plan accounts.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

What is a “quorum”?

A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if a majority of the outstanding shares of Company stock are present in person at the Annual Meeting or represented there by proxy. If you vote — including by Internet, telephone, or proxy card — your shares voted will be counted towards the quorum for the Annual Meeting. Proxies marked as abstentions and broker discretionary votes are also treated as present for purposes of determining a quorum.

What vote is necessary to pass the items of business at the Annual Meeting?

Election of Directors.    Our Bylaws provide that if a quorum is present at the Annual Meeting, the four director candidates will be elected if they receive a majority of the votes cast at the meeting in person or by proxy. This means the nominees will be elected if the number of shares voted “for” the nominee exceeds the number of shares voted “against” the nominee. Abstentions and broker nonvotes are not counted as votes cast and therefore will have no effect.

Under our Corporate Governance Guidelines, any incumbent director who is not reelected by a majority of the votes cast must tender his or her resignation to the Corporate Governance and Nominating Committee of the Board for its consideration. The Corporate Governance and Nominating Committee then recommends to the Board whether to accept the resignation. The director will continue to serve until the Board decides whether to accept the resignation, but will not participate in the Committee’s recommendation or the Board’s action regarding whether to accept the resignation. The Board will publicly disclose its decision and rationale within 90 days after certification of the election results. If the Board does not accept the director’s resignation, the director will continue to serve until the next Annual Meeting or until the director’s successor is duly elected and qualified.

All Other Items.    The other two items of business will be approved if shares voted in favor of the proposal exceed shares voted against the proposal. Abstentions and broker nonvotes will not affect the outcome of the vote.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other stockholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

When are stockholder proposals for the Annual Meeting to be held in 2016 due?

To be considered for inclusion in next year’s proxy statement, proposals and nominations of persons to serve as directors must be delivered in writing to the Secretary of the Company, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501 no later than August 14, 2015. To be presented at the 2016 Annual Meeting, proposals and nominations must be delivered in writing by October 24, 2015 and must comply with the requirements of our bylaws (described in the next paragraph).

Our Bylaws require adequate written notice of a proposal to be presented by delivering it in writing to the Secretary of the Company in person or by mail at the address stated above, on or after September 24, 2015, but no later than October 24, 2015. To be considered adequate, the notice must contain other information specified in the Bylaws about the matter to be presented at the meeting and the stockholder proposing the matter. A copy of our Bylaws can be found in the “Governance” section of our website at www.airproducts.com. A proposal received after October 24, 2015, will be considered untimely and will not be entitled to be presented at the meeting.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

What are the costs of this proxy solicitation?

We hired Morrow & Co., LLC to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $12,500, plus out-of-pocket costs and expenses. We also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to you because they hold title to Company stock for you. In addition to using the mail, our directors, officers, and employees may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation.

May I inspect the stockholder list?

For a period of 10 days prior to the Annual Meeting, a list of stockholders registered on the books of our Transfer Agent as of the Record Date will be available for examination by registered stockholders during normal business hours at the Company’s principal offices, provided the examination is for a purpose germane to the meeting.

How can I get materials for the Annual Meeting?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to most of our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. On December 12, 2014, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (“fiscal year 2014”). The Notice of Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Current Employees.    If you are an employee of the Company or an affiliate who is a participant in the Retirement Savings Plan or who has outstanding stock options, with an internal Company e-mail address as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on Form 10-K for fiscal year 2014 on or about December 12, 2014. You may request a paper copy of these materials by contacting the Corporate Secretary’s Office. If you do not have an internal Company e-mail address, paper copies of these materials were mailed to your home. Instructions on how to vote shares in your Plan account are contained in the e-mail notice or accompany the paper proxy materials mailed to you.

If you have employee stock options awarded to you by the Company or an affiliate but do not otherwise own any Company stock on the Record Date, you are not eligible to vote and will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report on Form 10-K for fiscal year 2014 for your information and as required by law.

What are the admission procedures for the Annual Meeting?

To gain admission to the Annual Meeting, if not a Company employee, you must present your admission ticket at the Visitor’s Entrance to the Air Products Corporate Headquarters.

Registered stockholders.    If you received a “Notice of Availability of Proxy Materials”, the Notice is your admission ticket. If you received these proxy materials by mail or e-mail, your admission ticket is on the top half of the reverse side of your proxy card, which must be printed if you received it by e-mail.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

Shares held through broker, bank, or nominee.    When you vote your shares, either electronically or via your voting instruction form, you will be given the opportunity to check a box indicating that you intend to attend the Annual Meeting. If you check the box, you will be sent a “legal proxy” which will serve as your admission ticket. (Please note, if you check this box, your shares must be voted in person.) Alternatively, you will be admitted if you present a Notice of Availability of Proxy Materials or Voting Instruction Form relating to the Air Products Annual Meeting; however, you must present a legal proxy if you wish to vote your shares in person.

How can I reach the Company to request materials or information referred to in these Questions and Answers?

You may reach us by mail addressed to:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501,

by calling 610-481-8657, or by leaving a message on our website at:

www.airproducts.com/tmm/tellmemore.asp

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

PROPOSALS YOU MAY VOTE ON

1.    ELECTION OF DIRECTORS

The Board currently has 11 directors. Our Board is currently divided into three classes for purposes of election, with three-year terms of office ending in successive years. After the Annual Meeting, the Board will be divided into two classes with terms of office ending in 2016 and 2017. The classified structure of the Board will be fully phased out after the January 2017 Annual Meeting.

The Board has nominated three incumbent directors, whose terms are currently scheduled to expire at the Annual Meeting, for election to the Board for terms expiring in January 2016: Susan K. Carter, Seifi Ghasemi and David H. Y. Ho. Biographical information on these nominees and a description of their qualifications to serve as director and similar information about other directors appears beginning on page 8. Each nominee elected as a director is expected to continue in office until his or her term expires, or until his or her earlier death, resignation, or retirement.

The Board has no reason to believe that any of the nominees will not serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of directors on the Board.

The Board recommends a vote “FOR” the election of Ms. Carter, Mr. Ghasemi and Mr. Ho.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At its meeting held in November 2014, the Audit Committee of the Board approved KPMG LLP of Philadelphia, Pennsylvania (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 (“fiscal year 2015”). The Board concurs with and requests that stockholders ratify this appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider it. Representatives of KPMG will be available at the Annual Meeting to respond to questions. Information on KPMG’s fees for fiscal years 2013 and 2014 appears on page 23.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

3.    ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Board is committed to excellence in governance and recognizes the interest our stockholders have in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, our stockholders are asked to approve an advisory resolution on the compensation of the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and accompanying Executive Compensation Tables and narrative. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2014 executive compensation program and policies for the Named Executive Officers by voting for or against the following resolution:

RESOLVED, that the compensation of the Named Executive Officers as discussed and disclosed, pursuant to the SEC compensation disclosure rules, in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative is approved.

Although the vote is non-binding, the Board and the Management Development and Compensation Committee will review the voting results. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and address them in making future decisions about executive compensation programs. The Company intends to conduct an advisory vote on executive officer compensation annually. The next such vote will be conducted at our 2016 Annual Meeting.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

The Board recommends a vote “FOR” this resolution. As described in the Compensation Discussion and Analysis, our Executive Officer compensation program has been thoughtfully designed to support our long-term business strategies and drive creation of stockholder value. It is aligned with the competitive market for talent, very sensitive to Company performance and oriented to long-term incentives to maintain and improve the Company’s long-term profitability. We believe the program delivers reasonable pay which is strongly linked to Company performance.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

The Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States; and experience on other companies’ boards, which provide an understanding of different business processes, challenges, and strategies. Others have experience in government relations or key market sectors which reflect our customer base, or financial or governance expertise. All have personal traits such as candor, integrity, commitment, and collegiality that are essential to an effective board of directors.

Information follows about the age and business experience, as of December 1, 2014, of the nominees up for election and the directors continuing in office, and the particular experiences, qualifications, attributes, and skills that led the Board to conclude that each director should serve as a director. Each nominee has consented to being nominated for director and has agreed to serve if elected. All of the nominees are currently directors.

Directors Standing for Election this Year for a Term Expiring at the Annual Meeting in 2016

SUSAN K. CARTER, age 56. Senior Vice President and Chief Financial Officer of Ingersoll-Rand Plc. Director of the Company since 2011.

Susan K. Carter is the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Plc., a diversified industrial company. She joined Ingersoll-Rand in September 2013. Prior to joining Ingersoll-Rand, Ms. Carter served as Executive Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company, from 2009 through 2013; Executive Vice President and Chief Financial Officer of Lennox International Inc, a global provider of climate control solutions for heating, air conditioning, and refrigeration markets from 2004 to 2009; and as Vice President and Chief Accounting Officer of Cummins, Inc. from 2002 to 2004. She also held senior financial and accounting roles at Honeywell International, DeKalb Corporation, and Crane Co. She is a former director of Lyondell Chemical Company. Ms. Carter received a Bachelor’s degree in Accounting from Indiana University and received a Master’s degree in Business Administration from Northern Illinois University. She is a Certified Public Accountant.

As the chief financial officer of global publicly-held corporations, Ms. Carter has gained significant experience in financial reporting, information technology, accounting, finance and capital management, investor relations, and international operations. Her background provides the Board with broad expertise in international financial and operational issues.

SEIFOLLAH (SEIFI) GHASEMI, age 70. Chairman, President and Chief Executive Officer of the Company. Director of the Company since 2013.

Prior to joining Air Products, from 2001-2014, Mr. Ghasemi served as Chairman and Chief Executive Officer of Rockwood Holdings, Inc., a global leader in inorganic specialty chemicals and advanced materials. From 1997-2001, he held leadership roles at GKN, a global industrial company, including positions as director of the Main Board of GKN, plc, and chairman and chief executive officer of GKN Sinter Metals, Inc. and Hoeganes Corporation. Earlier in his career, Mr. Ghasemi spent nearly 20 years with The BOC Group (the industrial gas company which is now part of Linde AG) in positions including director of the Main Board of BOC Group, plc; president of BOC Gases Americas; and chairman and chief executive officer of BOC Process Plants, Ltd. and Cryostar. He currently serves on the

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

board of directors of Rockwood Holdings, Inc. and is a former director of EnerSys. Mr. Ghasemi earned his undergraduate degree from Abadan Institute of Technology and holds an Masters degree in Mechanical Engineering from Stanford University.

Mr. Ghasemi brings to the Board strong leadership and extensive management and operating experience, including deep experience in the industrial gases and specialty chemicals industries, and a solid understanding of key end markets for the Company. His prior executive leadership of an international chemical company also provides substantial experience in governance and portfolio management, strategic planning, talent management, and international operations. He provides the Board with candid insights into the Company’s industry, operations, management team, and strategic strengths and weaknesses.

DAVID H. Y. HO, age 55. Chairman and Founder of Kiina Investment Ltd. Director of the Company since 2013.

David H. Y. Ho is Chairman and Founder of Kiina Investment Ltd., a venture capital firm that invests in start-up companies in the technology, media, and telecommunications industries. Mr. Ho previously served as Chairman of Greater China for Nokia Siemens Networks, President of Greater China for Nokia Corporation, and Senior Vice President of the Nokia Networks Business Group. He has also held senior leadership roles with Nortel Networks and Motorola in China and Canada. Mr. Ho currently serves as a member of the board of Pentair PLC and Triquint Semiconductor Inc. in the United States and two Chinese state-owned enterprises: China Ocean Shipping Company and Dong Fang Electric Corporation. He holds a Bachelor’s degree in Engineering and a Master’s degree in Management Sciences from the University of Waterloo in Canada.

Mr. Ho has extensive experience establishing and building businesses in China and in international joint venture operations, government relations, and Asian operations and marketing. His background brings significant value to the Company as we execute on our Asian strategy. He also has executive leadership experience in the electronics and technology industries, key customer markets for the Company.

Directors Continuing in Office Until the Annual Meeting in 2016

WILLIAM L. DAVIS, III, age 71. Retired Chairman, President, and Chief Executive Officer of R.R. Donnelley and Sons Company. Director of the Company since 2005.

William L. Davis is the Retired Chairman, President, and Chief Executive Officer of R.R. Donnelley and Sons Company. Mr. Davis joined R.R. Donnelley and Sons Company in 1997 as Chairman and Chief Executive Officer. He retired as Chairman, President, and Chief Executive Officer in February 2004. Prior to joining R.R. Donnelley, during a twenty-year career at Emerson Electric Company, he held a variety of positions, including President of Appleton Electric Company and Skil Corporation, and Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group, and the Process Control Group. Early in his career, he served at various positions for Sears, Roebuck & Co. Mr. Davis serves on the Board of Directors of Marathon Petroleum Corporation and is a former director of Mallinckrodt, Inc. He also previously served as Chairman of the Board of Northshore University Health System. Mr. Davis graduated from Princeton University in 1965 with a Bachelor’s degree in Politics.

As a former chairman and chief executive officer, Mr. Davis has leadership and managerial experience and has dealt with many of the major issues, such as financial, strategic, governance, acquisitions, capital allocation, government,

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

and stockholder relations, that the Company faces as a public company. Through his service on the boards of directors of other public companies and years at Emerson, Mr. Davis also has experience in key business sectors that use the Company’s products and services, specifically the chemicals and processing, energy and refining, and electronics industries. Finally, he has extensive experience in several areas that are key enablers for the Company’s success: marketing, talent management, supply chain, and continuous improvement.

W. DOUGLAS FORD, age 70. Former Chief Executive, Refining and Marketing, of BP Amoco plc. (“BP”). Director of the Company since 2003.

W. Douglas Ford served as Executive Vice President of BP and its predecessor, Amoco Corporation, from 1993-1999. In 1999 he was named Chief Executive, Refining and Marketing of BP, where he was chief executive officer of BP’s global downstream operations, which included accountability for the refining, marketing, and transportation network of the company, as well as the aviation fuels business, the marine business, and BP shipping. Mr. Ford retired from BP in March 2002. Prior to the merger of BP and Amoco, Mr. Ford held a number of senior positions during his 30-year career with Amoco, most recently as Executive Vice President of Amoco Corporation and President of Amoco Oil, with responsibility for Amoco’s petroleum products sector and worldwide engineering and construction operations. Mr. Ford is also a director of Suncor Corporation, and a former member of the board of UAL Corporation, USG Corporation and BP. He is a Trustee emeritus of the University of Notre Dame. Mr. Ford received his Bachelor’s degree in Chemical Engineering from the University of Notre Dame and his doctorate from Northwestern University.

From his leadership of a complex global organization, Mr. Ford brings refining, engineering, operations, marketing, and international experience to the Board. He has in-depth understanding of the energy business, and his long career in a process industry gives him extensive experience with safety and environmental issues. In addition, his leadership of a global organization and service on other boards bring broad talent management, corporate governance, and financial experience.

EVERT HENKES, age 70. Former Chief Executive Officer of Shell Chemicals Ltd. Director of the Company since 2006.

Evert Henkes served as Chief Executive Officer of the Global Chemical Business of Royal Dutch Shell plc from 1998 to April 2003. Mr. Henkes worked for Royal Dutch Shell plc for 30 years, during which time he held a number of executive positions in Europe and Asia Pacific, including Chairman of Bassel, Managing Director of Shell Chemicals UK Ltd., Managing Director of Shell UK, and President of Billiton Metals. He also served as a director of regional and global industrial bodies, including European Chemical Industry Council (CEFIC) and International Council of Chemical Associations, and was Chairman of the International Long Range Research Initiative, a joint effort between CEFIC and the Chemical Manufacturers Association (now the American Chemistry Council). He currently serves as a director for Sembcorp Industries Ltd. He also served as a director of Outokumpu Oyj, BPB PLC, CNOOC Ltd., TNK-BP Ltd., and Tate & Lyle PLC. Mr. Henkes holds a Bachelor’s degree in Agricultural Economics from Cornell University, USA.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

Mr. Henkes brings a wealth of international business experience to our Board, including in particular experience in the emerging Asian markets which are a key growth focus of the Company. In addition, Mr. Henkes is an industry veteran with deep understanding of the chemicals and process industry, including safety and environmental issues. From his leadership of a complex global business at Shell and his service on other boards, he also brings broad experience in marketing, government relations, mergers and acquisitions, and talent management.

MARGARET G. McGLYNN, age 55. President and Chief Executive Officer, International AIDS Vaccine Initiative. Director of the Company since 2005.

Margaret G. McGlynn is President and Chief Executive Officer of International AIDS Vaccine Initiative, a global not-for-profit, public-private partnership working to accelerate the development of vaccines to prevent HIV infection and AIDS. She joined its board in 2010 and assumed her current role in 2011. Ms. McGlynn previously served as President, Global Vaccine and Infectious Disease Division of Merck & Co., Inc., a global pharmaceutical company, from 2007 until her retirement in 2009, where she was responsible for a portfolio of more than $7 billion in global sales. She led the introduction of several new vaccine products and anti-infective therapies, expanded Merck’s vaccine and infectious disease business globally, and launched several initiatives to provide access to its vaccines and HIV therapies in the developing world. Earlier she served as President, U.S. Human Health at Merck, from 2003 to 2005, and in 2005 she was named President, Merck Vaccine Division. Ms. McGlynn was a member of the Global Alliance for Vaccines and Immunization board of directors and executive committee from 2006 to 2008. She is also a director of Amicus Therapeutics, Inc., Vertex Pharmaceuticals, Inc., and a former director of Quidel Diagnostics. She earned a Bachelor’s degree in Pharmacy and a Master’s of Business Administration in Marketing from State University of New York at Buffalo.

From her management of a global pharmaceutical business and her current role as chief executive officer of a global organization, Ms. McGlynn brings extensive experience in government relations and public policy, international marketing, mergers and acquisitions and talent management. She has expertise in productivity, and a deep understanding of the healthcare business, an important customer base for the Company. Her current position, as well as her service on other boards, also provides financial and broad leadership experience.

Directors Continuing in Office Until the Annual Meeting in 2017

CHADWICK C. (CHAD) DEATON, age 62. (Lead Director) Retired Chairman and Chief Executive Officer of Baker Hughes Incorporated. Director of the Company since 2010.

Chadwick C. Deaton is the retired Executive Chairman of Baker Hughes Incorporated, an oilfield services and products provider with operations in over 90 countries. He joined Baker Hughes in 2004 and served as Chairman and Chief Executive Officer through 2011. He became Executive Chairman in January 2012. He retired as Executive Chairman in April 2013. Previously, Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (now Exterran Holdings, Inc.); and Senior Advisor and Executive Vice President of Schlumberger Oilfield Services. Mr. Deaton is a director of Ariel Corporation, a private manufacturer of gas compressor equipment, CARBO Ceramics, Inc., Marathon Oil Corporation and Transocean Ltd. He is also a former director of Hanover Compression Company. He is a director of Houston Achievement Place and a member of the Society of Petroleum Engineers’ Industrial Advisory Council, and the Governor of Wyoming’s Engineering Task Force for the University of Wyoming. He also serves as a director for the University of Wyoming Foundation. Mr. Deaton earned a Bachelor’s degree in Geology from the University of Wyoming.

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THE BOARD OF DIRECTORS

As a former chairman and chief executive officer of a global publicly held corporation, Mr. Deaton brings to the Board international business experience and executive leadership experience in operations, technology, talent management, and governance. In addition, his 30-year career in petrochemicals and energy businesses provides him with expertise in key customer segments for the Company.

EDWARD L. MONSER, age 64. President and Chief Operating Officer of Emerson Electric Co. Director of the Company since 2013.

Mr. Monser is currently President and Chief Operating Officer of Emerson Electric Co., a global industrial controls products company. Mr. Monser has more than 30 years of experience in senior operational positions at Emerson and has played key roles in globalizing the company, having held increasingly senior positions at the company, including chief operating officer (2001-2010), president of its Rosemount Inc. subsidiary (1996-2001), and various operations, new product development, engineering and technology positions. He is a member of the Economic Development Board for China’s Guangdong Province and a past board member and past Vice Chairman of the U.S.-China Business Council. He holds a Bachelor’s degree in Electrical Engineering from the Illinois Institute of Technology and a Bachelor’s degree in Education from Eastern Michigan University.

As the chief operating officer of a premier industrial organization, Mr. Monser has a solid understanding of industrial operations, supply chain optimization, and continuous improvement; extensive experience in international business operations, particularly in emerging markets; and demonstrated capability in strategic planning and organizational development.

MATTHEW H. PAULL, age 63. Former Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation. Director of the Company since 2013.

Mr. Paull was Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation from 2001 until he retired from that position in 2008. Prior to joining McDonald’s in 1993, he was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations. He was formerly the lead independent director of Best Buy Co. and chairman of the Board’s Finance Committee. Mr. Paull currently serves as a director of KapStone Paper and Packaging Corporation and is also a former director of WMS Industries Inc. He is a member of the Advisory Board of Pershing Square Capital Management, L.P. and served as an advisory council member for the Federal Reserve Bank of Chicago. He holds a Master’s degree in Accounting and a Bachelor’s degree from the University of Illinois.

Mr. Paull brings to the Board significant financial expertise with a deep understanding of financial markets, corporate finance, accounting and controls, and investor relations. As a former chief financial officer of a multinational corporation, he also has extensive experience in international operations and marketing.

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THE BOARD OF DIRECTORS

LAWRENCE S. SMITH, age 67. Former Executive Vice President and Chief Financial Officer of Comcast Corporation. Director of the Company since 2004.

Lawrence S. Smith is the retired Executive Vice President and Co-Chief Financial Officer at Comcast Corporation, a provider of broadband cable networks, where he was responsible for all corporate development, internal reporting, external reporting, taxation, and other administrative matters at the firm. Before joining Comcast in 1988, Mr. Smith served as Chief Financial Officer at Advanta Corporation, a financial services corporation, and as a tax partner and head of the mergers and acquisitions practice at Arthur Andersen LLP. He has been recognized numerous times as a leading chief financial officer including being named among America’s Best Chief Financial Officers by Institutional Investor magazine in 2007, 2006, and 2004. Mr. Smith is also a director of TE Connectivity, Ltd., Preferred Sands, LLC, a privately-held owner-operated frac sand and proppant company, and Clemens Family Corporation, a privately-held provider of meat products and related services. He is a former director of GSI Commerce, Inc. His community activities include service on the Board of Trustees of Thomas Jefferson University. He received his Bachelor’s degree in Finance from Ithaca College.

Mr. Smith brings many years of public company experience from his years as chief financial officer of a large public company and from service on the boards of public companies. His significant experience with complex financial and operational issues combined with his knowledge of public reporting requirements and processes brings accounting, financial management and operational insight to the Board. He also has extensive mergers and acquisitions and corporate finance experience.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

For fiscal year 2014, directors who were not employed by the Company received an annual cash retainer for Board service of $100,000. Committee chairs received an additional retainer of $15,000 and the Lead Director received an additional annual retainer of $20,000. Meeting fees of $2,000 per meeting were paid for participating in committee meetings. Nonemployee directors who meet with employees of the Company or a third party at the request of the Company or to satisfy a requirement of law or listing standard receive the meeting fee for such service. Retainers and meeting fees are paid quarterly in arrears. In addition to retainers and meeting fees, nonemployee directors receive an annual grant of deferred stock units with a value of approximately $120,000 (rounded up to nearest whole share) on the date of the Annual Meeting. Directors elected to the Board after the Annual Meeting receive a prorated grant of deferred stock units based on the number of months remaining until the next Annual Meeting.

Directors may voluntarily defer all or a part of their cash retainers and their meeting fees under the Deferred Compensation Program for Directors. At the election of each director, voluntarily deferred fees may be credited to deferred stock units or to an account which is credited with interest based on long-term corporate bond yields. Deferred stock units entitle the director to receive one share of Company stock upon payout, which generally occurs after the director’s service on the Board is over. Deferred stock units earn “dividend equivalents” equal to the dividends that would have been paid on one share of stock for each unit owned by the director on dividend record dates. Deferred retainers and meeting fees (plus dividend equivalents earned on the director’s existing deferred stock units account during a quarter) are converted to deferred stock units based on the NYSE closing price of a share of Company stock on the third to last business day of the quarter.

Directors are reimbursed for expenses incurred in performing their duties as directors. The Company covers directors under its overall directors and officers liability insurance policies. Directors are also covered by the business travel accident policy maintained by the Company and are eligible to participate in the Company’s charitable matching gift program. Under this program, the Company matches donations of up to $5,000 per year made by employees and directors to qualifying educational organizations; matches, at twice the amount, donations of up to $2,000 per year made to qualifying arts and cultural organizations; and matches donations of up to $1,000 per year to qualifying environmental and conservation organizations.

To emphasize the importance of long-term alignment with stockholders, the Board has adopted stock ownership requirements for directors. Directors are expected to own shares or share equivalents with a value (based on the NYSE closing price) equal to five times the annual cash retainer by the end of the fifth fiscal year after joining the Board. Directors are expected to increase their holdings to reflect an adjustment in the annual cash retainer within a reasonable period of time following the adjustment. Once a director has met the requirement, if there is a subsequent decline in the Company’s share price that causes the director’s ownership level to fall below this guideline, the director is not expected to purchase additional shares to meet the guideline, but is expected to refrain from selling or transferring shares until the guideline is again satisfied. All directors are currently in compliance with the stock ownership guidelines for directors.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF DIRECTORS

2014 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards ($)(3)	All Other Compensation(4)	Total
M. L. Baeza(5)	$41,333	$0	0	$0	$41,333
S. K. Carter	$120,000	$120,002	0	$0	$240,002
W. L. Davis, III(6)	$210,000	$120,002	0	$0	$330,002
C. C. Deaton(6)	$181,000	$120,002	0	$0	$301,002
M. J. Donahue(5)	$37,333	$0	0	$5,500	$42,833
U. O. Fairbairn(5)	$39,333	$0	0	$3,000	$42,333
W. D. Ford(6)	$173,000	$120,002	0	$619	$293,621
S. Ghasemi(6)(7)	$93,000	$120,002	0	$0	$213,002
E. Henkes	$146,000	$120,002	0	$0	$266,002
D. H. Y. Ho	$108,000	$120,002	0	$0	$228,002
M. G. McGlynn	$135,000	$120,002	0	$5,000	$260,002
E. L. Monser(6)	$140,000	$120,002	0	$465	$260,467
M. H. Paull(6)	$162,000	$120,002	0	$0	$282,002
L. S. Smith(6)	$193,000	$120,002	0	$5,000	$318,002

(1)

Certain directors voluntarily elected to defer some or all of their cash retainers and meeting fees. Any voluntary deferrals are included in this column. This column includes annual retainers, meeting fees, and committee chair and presiding director retainers.

(2)

This column shows the grant date fair value of the annual deferred stock unit grant for 2014 calculated in accordance with FASB ASC Topic 718. Deferred stock units earned by directors are fully expensed on the Company’s financial statements at the market value of a share of stock on the date of grant. The annual deferred stock unit grant is prorated for directors elected mid-year. All deferred stock units credited to directors are fully vested.

(3)

The Company granted stock options to directors under the Company’s Stock Option Program for Directors from 1993-2005. This program was discontinued in 2006. As of September 30, 2014, Mr. Smith had 2000 options remaining.

(4)

Amounts in this column reflect matching contributions under the Company’s charitable matching gift program with the exception of Mr. Ford and Mr. Monser, for whom the amount reflects interest considered to be above market interest credited to each of their Deferred Compensation Program balances. ($619 for Mr. Ford and $465 for Mr. Monser). Interest is calculated for the Deferred Compensation Program using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above market interest, even though it is based on a market average for corporate bonds.

(5)	Mr. Baeza, Mr. Donahue and Ms. Fairbairn retired from the Board effective January 23, 2014.

(6)

Messrs. Davis, Deaton, Ford and Smith were members of the Chief Executive Officer Search Committee from its formation in September 2013 until its disbanding in July 2014. Messrs. Ghasemi and Monser were members for a portion of this period. The Search Committee met 17 times. Search Committee members were also paid a fee for the conduct of interviews with candidates.

(7)

Mr. Ghasemi became Chairman, President and Chief Executive Officer of the Company effective July 1, 2014. The table above reflects compensation paid to Mr. Ghasemi for his service as a director prior to July 1, 2014. His compensation for service as the Company’s Chairman, President and Chief Executive Officer is reported in the Summary Compensation Table on page 49. No additional compensation was paid to him for his service on the Board following his election to this position.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities, and their participation in Board and Board committee meetings.

The Board has adopted Corporate Governance Guidelines for the Company in order to assure that it has the necessary practices in place to govern the Company in accordance with the interests of the stockholders. The Corporate Governance Guidelines set forth the governance practices the Board follows, including with respect to the roles and functions of the Board, Board leadership, director independence and qualifications, nomination and election of directors, director responsibilities, access to management and independent advisors, director compensation, director orientation and education, chief executive officer performance assessment, management succession, and assessment of Board and committee performance. The Guidelines are available on the Company’s website at: http://www.airproducts.com/company/governance/board-of-directors/governance-guidelines.aspx and are available in print upon request. (Information contained on our website is not part of this proxy statement.) The Board regularly reviews corporate governance developments and modifies these Guidelines as warranted.

Director Independence

The Board has affirmatively determined that all of the Company’s directors, except Mr. Ghasemi, qualify as independent under the NYSE corporate governance listing standards. In determining independence, the Board determines whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director, family members of directors, or organizations with which the director is affiliated. The Board further considers the frequency and dollar amounts associated with any of these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

In its determination, the Board considers the specific tests for independence included in the NYSE listing standards. In addition, the Board has adopted guidelines to assist in determining each director’s independence which meet or exceed the NYSE independence requirements. The guidelines provide that the following categories of relationships are immaterial for purposes of making an independence determination:

•

Any business transactions or relationships involving sales or purchases of goods or services between the Company and a director’s employer or an employer of a director’s family member which occurred more than three years prior to the independence determination or involve less than 1% of such employer’s annual consolidated gross revenues; provided the transaction takes place on the same terms and conditions offered to third parties or on terms and conditions established by competitive bid, and the director’s or family member’s compensation is not affected by the transaction;

•

Charitable contributions by the Company to an organization in which the director or his or her immediate family member serves as an executive officer, director, or trustee that occurred more than three years prior to the independence determination, were made pursuant to the Company’s matching contributions program, or were less than the greater of $1 million or 2% of the organization’s gross revenues;

•	Membership of a director in the same professional association, social, fraternal, or religious organization or club as an Executive Officer of the Company;

•	A director’s past matriculation at the same educational institution as an Executive Officer of the Company;

•

A director’s service on the board of directors of another public company on which an Executive Officer of the Company also serves as a director, except for prohibited compensation committee interlocks; and

•	A director’s service as a director, trustee, or executive officer of a charitable or educational organization where an Executive Officer of the Company also serves as a director or trustee.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

In affirmatively determining the independence of any director who will serve on the Management Development and Compensation Committee, in accordance with NYSE listing standards, the Board also specifically considers factors relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in making judgments about the Company’s executive compensation, including sources of the director’s compensation and relationships of the director to the Company or senior management.

In addition, the Company’s Corporate Governance Guidelines provide that no director may serve on the Audit Committee or Management Development and Compensation Committee of the Board if he or she has received, within the past or preceding fiscal year, any compensatory fee from the Company other than for Board or committee service; and no director may serve on the Management Development and Compensation Committee of the Board unless the director qualifies as an “outside director” under U.S. tax laws pertaining to deductibility of executive compensation.

On an annual basis, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In addition, each director or potential director has an affirmative duty to disclose to the Corporate Governance and Nominating Committee relationships between and among that director (or an immediate family member), the Company, and/or the management of the Company.

The Corporate Governance and Nominating Committee reviews all relationships and transactions for compliance with the standards described above and makes a recommendation to the Board, which makes the independence determination. For those directors identified as independent, the Company and the Board are aware of no relationships or transactions with the Company or management which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Routine purchases and sales of products involving Ms. Carter’s, Mr. Ghasemi’s, and Mr. Monser’s employers or former employers (amounting to less than 1% of the Company’s and each such employer’s consolidated revenues) and Mr. Paull’s service on the advisory board of a stockholder were determined not to be material relationships.

Stockholder Engagement

The Board believes that fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill is a core Company objective. Management conducts extensive engagements with key stockholders. These engagements routinely cover governance, compensation, and safety, as well as financial matters to ensure that management and the Board understand and address the issues that are important to our stockholders. The Board oversees the discharge by management of stockholder communication and engagement and receives regular reports on stockholder comments and feedback. The Board also specifically seeks to understand any significant voting trends on the Company’s Executive Officer compensation program and other governance matters.

Executive Sessions

The independent directors regularly meet without the chief executive officer (“CEO”) or other members of management present in executive sessions that are scheduled at each Board meeting. In addition, the CEO performance review is conducted in executive session, and the Audit, Corporate Governance and Nominating, Environmental Safety and Public Policy and Management Development and Compensation Committees periodically meet in executive session. Board executive sessions are led by the Lead Director, currently Mr.  Deaton¸ except the CEO performance review is led by the Chairman of the Management Development and Compensation Committee.

Board Meetings and Attendance

During fiscal year 2014, there were twelve meetings of our Board. Board and committee attendance averaged 96% for the Board as a whole, and no director attended less than 75% of the combined total of meetings of the Board and the committees on which he or she was serving. In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting unless they have an emergency or unavoidable schedule conflict. All but one of our directors attended the last Annual Meeting.

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CORPORATE GOVERNANCE

Stockholder Communications

Stockholders and other interested parties may communicate with the independent directors by sending a written communication in care of the Corporate Secretary’s Office to the address on page 5. The Board has adopted a written procedure for collecting, organizing, and forwarding direct communications from stockholders and other interested parties to the independent directors. A copy of the procedure is available upon request from the Corporate Secretary’s Office.

Code of Conduct

The Board has adopted its own Code of Conduct that is intended to affirm its commitment to the highest ethical standards, integrity, and accountability among directors and focuses on areas of potential ethical risk and conflicts of interest especially relevant to directors. The Company also has a Code of Conduct for officers and employees. This Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets, and compliance with laws and regulations. Both Codes of Conduct can be found on the website at http://www.airproducts.com/company/governance/board-of-directors/director-code-of-conduct.aspx and http://www.airproducts.com/company/governance/commitment-ethical-business/employee-code-of-conduct.aspx and are available in print to any stockholder who requests them.

Transactions with Related Persons

The Company did not engage in any reportable related person transactions in fiscal year 2014.

The Board recognizes that transactions with related persons can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interests of the Company and its stockholders. Accordingly, the Board has delegated responsibility to the Audit Committee to review transactions between the Company and related persons. The Audit Committee has adopted a written policy providing procedures for review of related person transactions.

A related person transaction is a transaction between the Company and a director, Executive Officer, or 5% or more stockholder; an immediate family member of a director, Executive Officer, or 5% or more stockholder; or a company or other entity in which any of these persons have a material interest. Pursuant to the Audit Committee policy, related person transactions must be preapproved by the Committee or, in the event of an inadvertent failure to bring the transaction to the Committee for preapproval, ratified by the Committee. In deciding whether to approve or ratify a related person transaction, the Committee considers the benefits of the transaction to the Company, the impact on a director’s independence if a director or a director’s family member or affiliate is involved, the availability of comparable sources for products and services, the terms of the transaction, and terms available to third parties for similar transactions. The Audit Committee chairman is authorized to approve related person transactions when it is impractical or undesirable to wait until the next Committee meeting for approval. Such chairman-approved transactions must be reported to the Committee at the next meeting.

Diversity Policy

While the Board has not adopted a formal policy on diversity, the Corporate Governance Guidelines provide that, as a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented. The Board seeks to include an array of skills, perspectives and experience in its overall composition. This guideline is implemented by seeking to identify candidates that bring diverse skills sets, backgrounds, and experiences, including ethnic, gender, and geographic diversity, to the Board when director candidates are needed.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

Board Leadership Structure

As provided in the Corporate Governance Guidelines, the Board does not have a policy on whether the roles of Chairman of the Board and CEO should be separate or whether the Chairman of the Board should be independent. The Board determines which structure is in the best interests of the Company at any given time.

At present Mr. Ghasemi serves as both CEO and Chairman and the Board also has an independent Lead Director. The Board decided to combine the roles because it has a high level of confidence in Mr. Ghasemi’s leadership and willingness to work closely and transparently with the independent directors, and believes the Company is best served at this time by unified leadership of operations and oversight of the Company, which ensures that the Board and management act with common purpose. The Board also believes that maintaining equality among the independent directors fosters collegiality and openness among directors. Finally, the Board is satisfied that the independent directors have ample opportunities to execute their responsibilities independently through numerous executive sessions held throughout the year at both the Board and committee level, substantial interactions with members of the management team other than the CEO, and the leadership of the Lead Director and the committee chairs.

The Corporate Governance Guidelines provide that the Lead Director’s responsibilities include:

•	Presiding at executive sessions of the Board and any other time the Chairman is not present, and communicating feedback to the CEO;

•	Determining the agenda for executive sessions of non-management directors; and

•	Principal authority to convene a meeting of independent directors.

The Lead Director is elected by majority vote of the Board upon the nomination of the Corporate Governance and Nominating Committee. Mr. Deaton is currently the Lead Director.

Board Tenure Policy

To enable proactive Board succession planning and self-renewal, the Board has adopted a policy that a non executive director may not continue to serve on the Board after the Annual Meeting following the earlier of his or her completion of fifteen full years of service on the Board or attainment of age 72. The Board retains the flexibility to waive this policy in response to events or recruiting realities.

Board Performance Evaluation

Each year the Board conducts an evaluation of its performance. The evaluation format is established by the Corporate Governance and Nominating Committee. In recent years, the format has been an unstructured discussion led by the Chairman of the Corporate Governance and Nominating Committee, covering a list of topics approved by the Committee and provided to directors in advance of the evaluation. Following the evaluation, the Committee reviews and reports to the Board on action items arising from the evaluation. The Audit, Corporate Governance and Nominating Committees of the Board also conduct annual self evaluations using a similar format and the other committees of the Board conduct evaluations periodically upon request of the committee chairman.

Individual directors are evaluated by the Corporate Governance and Nominating Committee at the time of nomination for reelection. The Lead Director is evaluated following his first full year of service in that role. The evaluation is conducted by the Chairman of the Corporate Governance and Nominating Committee after soliciting input from the other directors.

Management Succession Planning

The Management Development and Compensation Committee of the Board, the CEO, and the Human Resources organization maintain an ongoing focus on executive development and succession planning to prepare the Company for future success. In addition to preparing for CEO succession, the succession planning process includes all senior

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

management positions. A comprehensive review of executive talent, including, from time to time, assessments by an independent consulting firm, determines readiness to take on additional leadership roles and identifies developmental and coaching opportunities needed to prepare our executives for greater responsibilities. The CEO makes a formal succession planning presentation to the Board annually. Succession planning is a responsibility of the entire Board and all members participate. In addition, the Company has an emergency succession plan for the CEO that is reviewed periodically by the Board.

Rights Plan

In July 2013, the Company announced that the Board adopted a stockholder rights plan (the “Rights Plan”) and declared a dividend of one right for each outstanding share of Air Products common stock.3 Prior to the announcement, the Company had observed unusual and substantial trading activity in the Company’s shares, which had no explanation at the time. The Rights Plan had a limited 12-month duration and expired in July 2014.

Role in Risk Oversight

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts. Management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. Responsibility for risk oversight rests with the full Board. The Board formally reviews the Company’s risk management processes and policies periodically, including an inventory of key risks and associated monitoring, control, and mitigation activities; but the Board primarily exercises its risk oversight responsibility through meetings, discussions, and review of management reports and proposals. Consideration of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including large capital expenditures, acquisitions and divestitures, and financial matters. Committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business:

•

The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems. The Audit Committee also annually reviews an inventory of key risks and associated monitoring, control and mitigation activities;

•

The Corporate Governance and Nominating Committee oversees risks associated with corporate governance, including Board structure, director succession planning, and allocation of authority between management and the Board;

•	The Environmental, Safety and Public Policy Committee oversees operational risks such as those relating to employee and community safety, health, environmental, and security matters;

•	The Finance Committee oversees risks associated with financial instruments, financial transactions, financial policies and strategies, pension funding, and capital structure; and

•

The Management Development and Compensation Committee helps ensure that the Company’s executive compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

The Board receives regular reports from the committees about their activities and deliberations.

[3]	For a full description of the Rights Plan, please see our Form 8-K report dated July 24, 2013.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

STANDING COMMITTEES OF THE BOARD

The Board has five standing committees which operate under written charters approved by the full Board: Audit; Corporate Governance and Nominating; Environmental, Safety and Public Policy; Finance; and Management Development and Compensation. In accordance with NYSE listing standards, none of the directors who serve on the Audit, Corporate Governance and Nominating, or Management Development and Compensation Committees have ever been employed by the Company, and the Board has determined in its business judgment that all of them are “independent” from the Company and its management in accordance with the guidelines described above in “Director Independence”. The charters of all the committees can be viewed on the Company website at http://www.airproducts.com/company/governance/board-of-directors/committee-composition/commitee-descriptions- and-charters.aspx and are available in print to any stockholder upon request. The Company’s Bylaws also provide for an Executive Committee and in fiscal year 2014, the Board established a Search Committee to identify and recruit a new chief executive officer. The Search Committee was disbanded in July 2014. The chart below identifies directors who were members of each committee at the end of fiscal year 2014, the number of meetings held by each committee during fiscal year 2014, and the committee chairs.

Name	Audit	Corporate Governance and Nominating	Environmental, Safety and Public Policy	Executive	Finance	Management Development & Compensation Committee	Search
S. K. Carter	X				X
W. L. Davis		X		X		C	C
C. C. Deaton	X			X		X	X
W. D. Ford				X	C	X	X
S. Ghasemi				C
E. Henkes		C	X	X
D. H. Y. Ho			X		X
M. G. McGlynn	X		C	X
E. L. Monser	X	X					X
M. H. Paull		X			X		X
L. S. Smith	C			X		X	X
FY2014 Meetings	7	6	2	1	2	8	17

C = Chairman

Audit Committee

The Board has determined that all of the Audit Committee members are “financially literate” and that Ms. Carter and Mr. Smith qualify as “audit committee financial experts” as defined by SEC regulations and NYSE listing standards. The Committee operates under a written charter. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Committee reviews the appropriateness, quality, and acceptability of the Company’s accounting policies, the integrity of financial statements reported to the public, significant internal audit and control matters and activities, the Company’s policies and processes for risk assessment and management, and compliance with legal and regulatory requirements. The Committee discusses with the Company’s internal auditor and independent registered public accountant the overall scope and plans for their respective audits. The Committee regularly meets with the internal auditor and the independent registered public accountant, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews compliance with the Company’s Code of Conduct for employees and officers and is responsible for establishing and overseeing the Company’s procedures for confidential reporting

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters. Each year the Committee approves an annual agenda plan which specifies matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities. In fiscal year 2014, the Committee met seven times.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles (“GAAP”).

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 with the Company’s management and the independent registered public accounting firm, KPMG. The Committee has discussed with KPMG the matters that are required to be discussed under Public Company Accounting Oversight Board standards governing communications with audit committees. KPMG has provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed with KPMG the firm’s independence.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company’s Annual Report on Form 10-K for fiscal year 2014.

Audit Committee

Lawrence S. Smith, Chairman

Susan K. Carter

Chad C. Deaton

Margaret G. McGlynn

Edward L. Monser

Independent Registered Public Accountant

Appointment and Attendance at Annual Meeting.    KPMG was the Company’s independent registered public accounting firm for fiscal year 2014. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire.

Fees of Independent Registered Public Accountant.    Consistent with the Audit Committee’s responsibility for engaging the Company’s independent registered public accountant, all audit and permitted nonaudit services performed by KPMG require preapproval by the Audit Committee. The full Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first meeting of the fiscal year. The Committee chairman has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will cause the budget established for the type of service at issue to be exceeded by more than ten percent. Services approved by the chairman are communicated to the full Committee at its next regular quarterly in person meeting, and the Committee reviews actual and forecast services and fees for the fiscal year at each such meeting. During fiscal year 2014, all services performed by the independent registered public accounting firm were preapproved.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

During fiscal years 2013 and 2014, KPMG billed the Company fees for services in the following categories and amounts (in millions):

	2013	2014
Audit Fees	$6.0	$6.2
Audit-related Fees	$0.7	$0.7
Tax Fees	$0.1	$0.1
All Other Fees	$0.0	$0.0
Total Fees	$6.8	$7.0

Audit fees are fees for those professional services rendered in connection with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits in foreign jurisdictions. Audit-related services consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance, and consultation on financial accounting and reporting standards. Tax fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals, advice on mergers and acquisitions, and technical assistance.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee operates under a written charter. The Committee monitors and makes recommendations to the Board about corporate governance matters including the Corporate Governance Guidelines, codes of conduct, Board structure and operation, Board policies on director compensation and tenure, the meeting schedules of the Board and the committees, the charters and composition of the committees, and the annual Board and committee performance assessment processes. The Committee also has primary responsibility for identifying, recommending, and recruiting nominees for election to the Board and recommending candidates for election as Lead Director. The Committee met six times in fiscal year 2014.

Selection of Directors.    The Board has established the following minimum qualifications for all directors: business experience, judgment, independence, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of any potential conflicts with the Company’s interests, and an ability to represent the interests of all stockholders. The qualities and skills necessary for a specific director nominee are governed by the needs of the Company at the time the Committee determines to add a director to the Board. The specific requirements of the Company are determined by the Committee and are based on, among other things, the Company’s current business, market, geographic, and regulatory environments; the mix of perspectives, experience, and competencies currently represented by the other Board members; and the CEO’s views as to areas in which management desires additional advice and counsel.

When the need to recruit a nonmanagement director arises, the Committee’s standard process is to consult the other directors, the CEO, and a third-party recruiting firm to identify potential candidates. Once a candidate is identified, the candidate screening process generally is conducted initially by a third-party recruiting firm and will include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other factors the Committee deems appropriate at the time. After such screening, prior to formal consideration and recommendation by the Committee, candidates are interviewed by one or more members of the Committee and the CEO.

This year three incumbent directors are standing for election, Ms. Carter, Mr. Ghasemi and Mr. Ho. Ms. Carter was previously elected by the stockholders at the Annual Meeting of stockholders in 2012. Mr. Ghasemi and Mr. Ho were first elected to the Board in 2013. Mr. Ho was recommended to the Company by its third-party recruiting firm and identified through the process described above. Mr. Ghasemi was identified and recommended to the Board by a stockholder.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

The Committee has adopted a policy regarding its consideration of director candidates recommended by stockholders for nomination by the Committee at an Annual Meeting, and a procedure for submission of such candidates. The policy provides that candidates recommended by stockholders will be considered by the Committee; submissions of candidates must be made in writing; and must be received not later than 120 days prior to the anniversary date of the proxy statement for the prior Annual Meeting. The submission must also provide certain information concerning the candidate and the recommending stockholder(s), a statement explaining why the candidate has the qualifications required, and consent of the candidate to be interviewed by the Committee and to serve if elected. A copy of the policy and procedure is available upon request from the Corporate Secretary’s Office. Candidates recommended by stockholders in accordance with these procedures will be screened and evaluated in the same manner as other candidates.

Executive Committee

The Executive Committee has the authority of the Board to act on most matters during intervals between Board meetings. It is usually convened to approve capital expenditures associated with a project in excess of the CEO’s authority when a customer requires a commitment prior to the next Board meeting and a special meeting of the Board cannot be convened. The Committee met once in fiscal year 2014.

Environmental, Safety and Public Policy Committee

The Environmental, Safety and Public Policy Committee monitors and reports to the Board on issues and developments in areas such as environmental compliance, climate change and sustainability, safety, corporate security and crisis management, diversity, government relations, and corporate and foundation philanthropic programs.

Finance Committee

The Finance Committee reviews the Company’s financial policies; keeps informed of its financial operations and condition, including requirements for funds and access to liquidity; advises the Board about sources and uses of Company funds; reviews the Company’s financial arrangements and methods of external financing; and oversees the funding and management of assets of the Company’s employee pension and savings plans worldwide.

Management Development and Compensation Committee

Pursuant to its charter, the Management Development and Compensation Committee (the “Committee”) has responsibility for:

•

Establishing the Executive Officer compensation philosophy, design and strategy for the Company, consistent with Company objectives and stockholder interests, determining CEO compensation, and approving other Executive Officer compensation;

•

Approving performance objectives relevant to the compensation of the CEO, establishing the process for and leading the Board in evaluation of the performance of the Company’s CEO, and providing oversight of the CEO’s evaluation of the performance of other Executive Officers;

•	Overseeing CEO succession planning and the development and evaluation of potential candidates for other Executive Officer positions; and

•

Overseeing the Company’s overall management compensation program, the design and administration of management incentive compensation plans, including equity programs, and the design and administration of the Company’s retirement and welfare benefit plans.

The Committee’s charter permits it to delegate all or a portion of the authority granted to it by the Board to one or more Committee members, senior executives, or subcommittees to the extent consistent with applicable laws, regulations, and listing standards. The Company’s Delegation of Authority Policy reserves for the Board and the Committee all compensation and staffing decisions with respect to Executive Officers except as specifically delegated.

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STANDING COMMITTEES OF THE BOARD

Roles of the Committee, Management, and Compensation Consultant in the Compensation Process.    The Committee is responsible to the Board and to stockholders for establishment and oversight of the Company’s compensation program for Executive Officers, including those named in the Summary Compensation Table (“Named Executive Officers”) and for approving the compensation level of the Executive Officers. For fiscal year 2014, the Company’s Executive Officers were the Named Executive Officers:

•	Seifi Ghasemi, Chairman, President and CEO;

•	John E. McGlade, former Chairman, President, and CEO;[4]

•	M. Scott Crocco, Senior Vice President and Chief Financial Officer (“CFO”);

•	Stephen J. Jones, former Senior Vice President and General Manager — Tonnage Gases, Equipment and Energy, and China President[5];

•	John D. Stanley, Senior Vice President, General Counsel, and Chief Administrative Officer; and

•	Corning F. Painter, Senior Vice President and General Manager — Merchant Gases;[6]

and the following additional senior officers:

•	Patricia A. Mattimore, Senior Vice President — Supply Chain[7]; and

•	Guillermo Novo, Senior Vice President, Electronics, Performance Materials and Strategy.[8]

The Committee establishes overall compensation strategies and policies for the Executive Officers, allocates compensation for Executive Officers among the various components of compensation, evaluates and approves performance measures and goals relevant to the incentive compensation of the Executive Officers, evaluates the performance of the CEO with input from the full Board, determines direct compensation levels for the CEO, and evaluates and approves direct compensation levels for other Executive Officers. Each year, the Committee:

•

reviews and evaluates the appropriateness of the Company’s current Executive Officer compensation program based on several factors, including competitiveness of the program and alignment of compensation delivered under the program with the Company’s performance;

•

reviews target performance levels and goal ranges in the Company’s incentive plans relative to the Company’s strategic objectives, the long-term economics of its business, past and projected performance levels of its peers, and the goal levels of peers relative to their payouts;

•	reviews whether the program design encourages excessive risk taking;

•	approves peer groups for market reference;

•	reviews dilution and burn rates associated with the Company’s equity compensation;

•	evaluates and approves changes to incentive compensation and benefit plans when needed;

•	reviews succession planning for the Executive Officers and other key senior management employees;

•	approves incentive compensation payouts for the current year; and

•	addresses other specific issues regarding management development and compensation as needed.

Periodically, the Committee also undertakes an extensive review of the competitiveness and appropriateness of certain pay practices, such as Executive Officer severance arrangements and retirement benefits.

The Committee retains an external compensation consultant to provide independent advice, information, and analysis on executive compensation. The Committee has established several practices to ensure the external

[4]	Mr. McGlade retired on July 1, 2014.

[5]	Mr. Jones left the Company on September 30, 2014.

[6]	Effective October 1, 2014, Mr. Painter was appointed Executive Vice President, Industrial Gases.

[7]	Effective October 1, 2014, Ms. Mattimore was appointed Senior Vice President, Engineering and Manufacturing.

[8]	Effective October 1, 2014, Mr. Novo was appointed Executive Vice President, Materials Technologies.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

consultant’s independence, candor, and objectivity. The consultant is engaged by, has its compensation set by, and reports directly to the Committee; frequently meets separately with the Committee with no members of management present; and consults with the Committee chairman in between meetings. Management reports fees paid for services performed by the consultants to the Committee at each meeting and the Committee approves in advance the services to be performed. The Committee currently retains Farient Advisors LLC (“Farient”) as its external consultant. Farient has served as the Committee’s external consultant since 2008 when it was selected by the Committee following a search process. Farient also advises the Corporate Governance and Nominating Committee on director compensation, but performs no other services for the Company or management. The Committee has assessed Farient’s independence and is not aware of any conflicts of interest raised by Farient’s work.

During fiscal year 2014, Farient provided advice and analysis to the Committee on direct compensation for individual Executive Officers, peer group composition, incentive plan performance measures, compensation program design, and external trends and developments. Farient also provided an analysis of the alignment of pay delivered under the Company’s Executive Officer compensation program with its performance compared to peer group pay and performance, an assessment of the fit of the Company’s Executive Officer compensation program design with its business strategy, a comparison of the program design to peer programs, and an assessment of the potential relationship between the Company’s compensation program and risk taking by management.

While the Committee determines overall compensation strategy and policies for the Executive Officers and approves their compensation, it seeks input from several Executive Officers and other management employees with respect to both overall guidelines and discrete compensation decisions. Specifically:

•	Human Resources staff works with the Committee to develop the design of compensation programs and decision-making frameworks for determining compensation levels;

•	the CEO provides input to the Committee on the forms of incentive compensation and performance measures that will best support his strategic goals for the Company;

•

the CEO provides the Committee perspective on the performance of other Executive Officers and develops and recommends compensation actions for the other Executive Officers, in consultation with Human Resources, and based on competitive market analysis received from external compensation consultants;

•	the CFO provides background and recommendations to the Committee regarding the Company’s key financial objectives and performance against them; and

•	the Company’s Law and Human Resources staff provide technical advice and other support to the Committee.

These Executive Officers and employees attend portions of the Committee meetings; however, the Committee’s usual practice is to meet in executive session both alone and with its external compensation consultant to reach final decisions about CEO and other Named Executive Officer compensation.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Management Development and Compensation Committee

The Committee has reviewed and discussed with management and its external compensation consultant the following Compensation Discussion and Analysis section of the Company’s Proxy Statement for fiscal year 2014. Based on its review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for fiscal year 2014.

Management Development and Compensation Committee

William L. Davis III, Chairman

Chad C. Deaton

W. Douglas Ford

Lawrence S. Smith

Compensation Discussion and Analysis

Quick Reference Guide

This Compensation Discussion and Analysis describes and analyzes our Executive Officer Compensation program, with emphasis on compensation actions taken during fiscal year 2014. It is organized into 6 sections:

Highlights of Fiscal Year 2014

The Company achieved record non-GAAP earnings for the fourth quarter of fiscal year 2014, but overall financial results for the year were below the operating plan forecast, resulting in below target incentive compensation for the year. The outcome was a result of a number of factors, including an uncertain operating environment, as global economic growth improved in fiscal year 2014 but remained mixed. The Committee, however, further reduced incentive compensation to emphasize management accountability, regardless of the operating environment, for delivering on operating plan commitments, best in class safety performance, disciplined capital allocation and execution.

For fiscal year 2014, financial results that were below expectations were coupled with important achievements that lay the groundwork for future success and demonstrate the Company’s potential for excellence. Highlights for the year include:

•	Seifi Ghasemi was elected Chairman, President and Chief Executive Officer of the Company effective July 1, 2014;

•	Revenue of $10.4 billion increased 3% compared to fiscal year 2013;

•	Underlying sales increased 1.3%;[9]

•	Earnings per share of $5.78 increased 5.1%;[9]

•	Return on capital employed was 9.8%;[9]

[9]

Comparisons and return on capital employed are non-GAAP measures and based on continuing operations, excluding certain items for fiscal years 2014 and 2013. See Appendix A for reconciliation to GAAP measures.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Total stockholder return was 25%;

•	The Company returned $628 million to stockholders through dividends, increasing dividends for the 32nd consecutive year;

•	The Company unveiled a new strategy and organizational structure designed to support our goal to be the safest and most profitable industrial gas company in the world; and

•

The Company was named to the Dow Jones Sustainability Index, the Carbon Disclosure Project Global and S&P 500 Disclosure Index, the FTSE4 Good Index, Corporate Responsibility Magazine’s 100 Best Corporate Citizens, Newsweek’s top 100 ranked green corporations, and Thomson Reuters Top 100 Global Innovators list.

Highlights of Fiscal Year 2014 Compensation Committee Activities

The following are highlights of Executive Officer compensation actions taken by the Committee in or for fiscal year 2014:

•	Committee modified the compensation program design.

To ensure that Executive Officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principals, and stockholder interests, the Committee regularly evaluates the compensation program, and considers the input of stockholders and its external compensation consultant, peer practices, external trends and the needs of the business. Responding to stockholder comments and evolving business needs, for fiscal year 2014 the Committee made several changes to the program to drive better performance. For 2015 the Committee has determined to make additional changes to the compensation program to support Mr. Ghasemi’s new strategic vision for the Company and drive management accountability.

Fiscal Year 2014.    For fiscal year 2014, the Committee determined to tie a larger percentage of long-term incentives to specific performance goals and to differentiate the performance measures used for short-term and long-term incentives. The Committee made the following modifications to Executive Officer compensation:

•	The mix of long-term incentives was changed:

Long-Term Incentive Component	2013	2014
Stock Options	50%	40%
Performance Shares	25%	35%
Restricted Stock	25%	25%

•

The Committee also added sales growth (excluding currency and raw material pass through) as a performance measure for the Annual Incentive Plan, replacing a return on capital employed measure which was previously used in both short-term and long term incentives. The Committee evaluated several performance measures and reviewed peer group practices. The Committee determined to add a sales growth measure to drive management focus on loading capacity in existing assets. This measure was balanced with an earnings measure to ensure that it would drive profitable growth.

Fiscal Year 2015.    For 2015, Mr. Ghasemi asked the Committee to make several changes to the compensation program to drive the Company’s goal of becoming the most profitable and safest industrial gas company and to ensure that the management team is rewarded only commensurate with stockholders’ prosperity from investing in the Company. To support these objectives, for 2015 Executive Officers’ annual incentive awards will be tied solely to earnings per share growth, and the earnings per share targets will be translated to adjusted EBITDA targets for the business units below the Executive Officer level, Executive Officers will receive target awards only if the Company’s earnings per share (excluding certain extraordinary and nonoperational items) meets or exceeds the Company’s earnings per share growth goal for 2015. No annual incentive awards will be paid if earnings per share growth is less than 90% of this target. The Committee will have discretion to adjust payout levels within a range to reflect other factors such as safety performance.

The Long Term Incentive Plan award mix will be changed to 55% performance shares, 25% restricted stock and 20% stock options. Performance share award levels will be tied to relative total shareholder return compared to a peer group of industrial companies.

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COMPENSATION OF EXECUTIVE OFFICERS

Change in Control Arrangements.    Change in control compensation arrangements were modified for fiscal year 2015 to reflect best practices:

•

Vesting of future equity compensation awards will not automatically accelerate upon change in control if replaced by the surviving entity. Such awards will vest only if employment is terminated after a change in control.[10]

•	All excise tax gross ups will be eliminated by October 1, 2015.

COMPENSATION PROGRAM EVOLUTION

	2013	2014	2015

PERFORMANCE MEASURES[11]
Annual Incentive Awards	Earnings Per Share Growth (60%) Net ROCE (40%)	Earnings Per Share Growth (50%) Underlying Sales Growth (50%)	Earnings Per Share Growth (100%)

Performance Shares	Earnings Per Share growth (33%) Net ROCE (67%)	Earnings Per Share Growth (33%) Net ROCE (67%)	Relative Total Shareholder Return

LONG TERM-INCENTIVE AWARD MIX
Performance Shares	25%	35%	55%
Stock Options	50%	40%	20%
Restricted Stock	25%	25%	25%

CHANGE IN CONTROL ARRANGEMENTS
Equity Vesting	Single Trigger Vesting	Single Trigger Vesting	Double Trigger Vesting
Severance Payments	Double Trigger	Double Trigger	Double Trigger
Excise Tax Gross Ups	Grandfathered Gross Ups Only	Grandfathered Gross Ups Only	No Excise Tax Gross Ups After October 1, 2015

•	Mr. Ghasemi’s Employment Agreement

The Board recruited Mr. Ghasemi after an extensive search. The Board believes his outstanding track record at Rockwood Holdings, Inc. and extensive experience in the industrial gas industry make him the right leader to restore the Company to its leadership position in the industry.

The Company entered an employment agreement with Mr. Ghasemi in June 2014 (the “Employment Agreement”) with a term ending on 30 September 2019. The material compensation terms of the Employment Agreement are discussed below. In determining the terms of his Employment Agreement, the Committee considered peer group data, Mr. Ghasemi’s experience, the compensation arrangements that he would have to give up at his former employer to accept employment with the Company, and the Company’s existing CEO compensation arrangements which had been repeatedly approved by the overwhelming majority of our stockholders. Ultimately, the compensation package established by his Employment Agreement reflects the Committee’s judgment as to the terms necessary to attract a proven executive of Mr. Ghasemi’s caliber. The Committee determined that the compensation level, awards, and other terms of his Employment Agreement were appropriate, particularly in light of the weight given to performance-based and long term incentives that will realize the intended value only if our stock price appreciates and applicable performance goals are achieved.

[10]	See page 66 for a more detailed explanation of the new provisions. Cash severance payments continue to be made only upon termination following a change in control.

[11]

“Net ROCE” is average return on capital employed net of the Company’s weighted average cost of capital over the performance period. “Underlying Sales Growth” is sales growth excluding currency impacts and raw materials pass-through.

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COMPENSATION OF EXECUTIVE OFFICERS

Mr. Ghasemi will receive an annual base salary of $1,200,000, (the same level provided to the Company’s CEO since 2009). He will participate in the Company’s Annual Incentive Plan with a target annual incentive award equal to 130% of base salary (the same level provided to the Company’s CEO since 2012), with actual awards to be determined by the Committee. For fiscal year 2014, he received a prorated annual incentive award based on the number of days that he was employed by the Company during the fiscal year and the overall Company payout factor.

Mr. Ghasemi is to receive annual equity compensation awards under the Company’s Long-Term Incentive Plan with a grant date value (determined under the Company’s normal valuation practices) of $7,000,000, allocated among stock options, restricted stock, performance-conditioned restricted stock units or other equity awards in a manner consistent with the allocation for other executive officers. This represents a modest increase over the Company’s most recent CEO long term incentive grant which was made at the beginning of fiscal year 2013. The Committee determined this increased level was appropriate due to changes in peer compensation12 during the intervening time period and certain retirement compensation arrangements provided by Mr. Ghasemi’s previous employer that are not being replicated by the Company.

Mr. Ghasemi also received a onetime equity compensation award under the Long Term Incentive Plan to compensate him for the forfeiture of compensation from his previous employer (the “Make Whole Award”). The target value of the Make Whole Award was $9,000,00013 to be divided equally between stock options and restricted stock, and the Award will vest in one-third tranches on July 1st of 2015, 2016 and 2017. The Make Whole Award will also vest upon Mr. Ghasemi’s death, disability, retirement, resignation for Good Reason, or termination without Cause.14

If the Company terminates Mr. Ghasemi’s employment without Cause or if Mr. Ghasemi terminates his employment for Good Reason, the Company will provide certain benefits to Mr. Ghasemi under the Corporate Executive Committee Separation Program described on page 62 (“Separation Program”) subject to his satisfaction of the conditions of the Separation Program, prorated after 1 July 2017 based upon the remaining term of the Employment Agreement.

The Employment Agreement also provided that the Company would enter a change in control severance agreement with Mr. Ghasemi on similar terms as Other Executive Officers and that he will participate in other elements of the Executive Officer Compensation and benefit programs and policies on the same terms as other Executive Officers. Under the Employment Agreement Mr. Ghasemi is entitled to use corporate aircraft for personal use, but is responsible for taxes on such use.

[12]	Farient advised the Committee on the competitiveness of the compensation levels based on Market Reference Group and Peer Reference Group data. These peer groups are described on page 39.

[13]

Mr. Ghasemi’s Employment Agreement provided that the Make Whole Award would have a grant date value of $9,000,000, with the value of the Stock Options and the Restricted Shares to be calculated based on the 10 day volume weighted average price of a share of Company stock for the 10 days leading up to and including the date of the Agreement. The actual grant date value calculated for purposes of the Summary Compensation Table ($9,571,685) differs from the target value of the Make Whole Award due to price fluctuation between the date of the Agreement and the actual grant date.

[14]

The Company has the right to terminate Mr. Ghasemi’s employment for Cause in the event of Mr. Ghasemi’s willful failure to substantially perform his duties after a demand for substantial performance is delivered, willful misconduct that has caused or would reasonably be expected to result in a material injury to the Company, criminal conviction of or a plea of nolo contendere to a crime that constitutes a felony, repeated acts of insubordination, an act of dishonesty inconsistent with his position or material violation of the Company’s Code of Conduct. Mr. Ghasemi has the right to resign for “Good Reason” under the Agreement if there is a material adverse change in his position or office; a decrease in his salary, benefits, or incentive compensation if not applied to other highly compensated employees; or a relocation of his principal workplace more than 50 miles from the existing location.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Package for New Chairman, President and Chief Executive Officer

Base Salary	Annual Incentive Target	Long Term Incentives	Total

$1,200,000	$1,560,000 (Prorated for 2014)	$7,000,000 (Beginning in 2015)	$9,760,000

•

In addition, consistent with market practice, Mr. Ghasemi received a “Make Whole” Award with a target value of $9,000,000 to compensate him for forfeiture of incentive compensation at his previous employer. This was a one time award associated with recruiting Mr. Ghasemi which will not be repeated.

•	Target Fiscal Year 2014 Direct Compensation Set for Other Executive Officers.

At the beginning of the year, based on benchmarking against peers, the Committee established 2014 direct compensation for the Named Executive Officers other than Mr. Ghasemi. The table below indicates the Total Direct Compensation opportunity (base salary, annual incentive award target, and target value of annual long-term incentive awards15) granted to the Named Executive Officers (excluding Mr. Ghasemi) for fiscal year 201416:

Officer	Base Salary	Annual Incentive Target			Long-Term Incentives			Total Direct Compensation
J. E. McGlade	$1,200,000	$	N/A	[17]	$	N/A	[17]	$1,200,000
M. S. Crocco	$560,000		$420,000			$1,000,000		$1,980,000
S. J. Jones	$600,000		$450,000			$1,100,000		$2,150,000
J. D. Stanley	$575,000		$431,250			$1,000,000		$2,006,250
C. F. Painter	$500,000		$375,000			$1,000,000		$1,875,000

[15]

Each year the Committee grants long-term incentive awards intended to deliver a target value. The process for determining the target value to be granted and the value of the awards is described on pages 43-44. The actual value realized may differ significantly (up or down) from the target value due to Company stock price performance over the life of the awards and the extent to which applicable performance metrics are met.

[16]

This table is intended to supplement, not replace, the Summary Compensation Table, which reports fiscal year 2014 Named Executive Officers compensation in the format required by SEC rules. The Summary Compensation Table provides important information regarding the accounting expense associated with the Committee’s intended level of pay and provides a standardized measure across companies. The table above reflects how the Committee views the compensation opportunities it is providing.

[17]	Mr. McGlade did not receive annual or long term incentives for 2014 due to his announcement before the beginning of the year of his plans to retire upon completion of the CEO search.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Committee Reduced Fiscal Year 2014 Incentive Compensation.

Following the end of the year, the Committee determined actual annual incentive awards. Because the Company’s performance for fiscal year 2014 was below the expectations reflected in the performance goals set at the beginning of the year, a below target annual incentive payout of 67% of target was determined under the payout formula. As permitted by the Annual Incentive Plan, the Committee decreased the payout factor to 50% upon Mr. Ghasemi’s recommendation, to stress management accountability for the Company’s failure to meet its operating plan and safety performance which was not up to the world class level of which the Company is capable. The table below compares target annual incentive awards established for Named Executive Officers18 and actual awards determined by the Committee.

	Annual Incentive Target Value	Actual 50% Payout
S. Ghasemi	$393,205	$196,603
J. E. McGlade	N/A	N/A
M. S. Crocco	$420,000	$210,000
S. J. Jones	$450,000	N/A
J. D. Stanley	$431,250	$215,625
C. F. Painter	$375,000	$187,500

The Committee also determined final payout levels for performance share awards granted in fiscal year 2012 with a performance cycle ending at the end of fiscal year 2014. Under the payout formula, fiscal year 2012-2014 Net ROCE and EPS Growth performance resulted in a payout factor of 72% of target. Based on Mr. Ghasemi’s recommendation, the Committee used its full discretion under the terms of the awards to reduce the payouts to 57% of target to hold the management team accountable for the underperformance of the Company’s capital investments over the performance period.

FY2012-2014 Performance Shares

	Target	Actual
S. Ghasemi	N/A	N/A
J. E. McGlade	18,151	9,484	[19]
M. S. Crocco	762	434
S. J. Jones	2,722	1,552
J. D. Stanley	2,268	1,293
C. F. Painter	1,663	948

•	Established retention compensation for key officers.

To ensure the stability of the organization during the CEO search and transition, and the retention and engagement of the Company’s leadership, the Committee established cash retention awards and enhanced accelerated vesting of long term incentives upon involuntary termination for key members of the management team. These arrangements are described in more detail on pages 47 and 63.

[18]

Mr. McGlade and Mr. Jones did not receive an annual incentive award. They received payments in lieu of annual incentive awards which they were entitled to under the Company’s preexisting Corporate Executive Committee Separation Program described on page 62-63.

[19]	Mr. McGlade’s performance share payout was pro-rated due to his retirement in June.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Committee evaluated potential linkage between compensation and risk taking.

During fiscal year 2014, the Committee, with Farient, conducted an in-depth risk assessment of the Company’s Executive Officer compensation program. The Committee concluded that the program is balanced and does not motivate imprudent risk taking, including because of the following features:

•	The Company does not use highly leveraged short-term incentives that drive risky investments at the expense of long-term Company value.

•

Incentive compensation performance measures balanced growth and returns to promote disciplined progress towards longer-term goals and to mitigate the risk of focusing on top-line growth at the expense of sustained profitability. Returns are measured based on both debt and equity capital to discourage excessive financial leverage.

•

The Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance.

•	Cash incentive awards are capped at sustainable levels, and the Committee has discretion to reduce awards, including for nonfinancial considerations.

•	The Company imposes substantial Executive Officer stock ownership and holding requirements.

•

The Company has recovery policies (“clawbacks”) applicable to incentive compensation that permit the Company to cancel awards and recoup certain gains in the event of conduct detrimental to the Company.

In addition, management conducted and reported to the Committee on its evaluation of the Company’s overall compensation practices and programs to assess whether any of these programs and practices exposed the Company to excessive risk taking, concluding there were no such programs or practices.

•	Committee reviewed results of the stockholder advisory vote on Named Executive Officer compensation and comments received.

Following the 2014 Annual Meeting, the Committee reviewed the results of the stockholder advisory vote on Executive Officer compensation and comments received on the Executive Officer compensation program. With over 85% of votes cast voted in favor of approval, the Committee determined that the great majority of stockholders were satisfied with the existing program. The Committee investigated the concerns of key investors who were known to vote against the proposal, and considered their views.

•	Committee reviewed pay and performance alignment.

During fiscal year 2014, the Committee engaged Farient to conduct its annual pay for performance analysis which assessed the alignment of the Company’s Executive Officer compensation program outcomes and performance results. Farient developed a Performance Alignment Report that measures: (1) the sensitivity of Performance-Adjusted Compensation20 to total stockholder return (“TSR”); and (2) the reasonableness of Performance-Adjusted Compensation for the Company’s revenue size, Peer Reference Group21, and TSR performance. Farient compared Performance-Adjusted CEO Compensation (covering salary, short-term incentives, and long-term incentives) for the Company over rolling three-year periods to TSR for the same rolling three-year periods, and tested the results against similar variables for the Company’s Peer Reference Group. Farient concluded the Company’s compensation outcomes were reasonable relative to its peers and the performance delivered and sensitive to performance over time. A copy of the Performance Alignment Report is attached as Appendix B.

[20]

Performance-Adjusted Compensation (PAC) is a trademark of Farient developed to measure actual compensation outcomes after performance rather than target compensation before performance. See Ferracone, R. A. (2010). Fair Pay, Fair Play, San Francisco. Jossey-Bass, pages 41-44 for an explanation of their methodology.

[21]	See “Benchmarking” on page 38-39 for more information about the Peer Reference Group.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Committee maintained strong governance practices.

The Committee recognizes that stockholders want assurance that the processes for determining and paying Executive Officer compensation reflect thoughtful stewardship of the Company’s resources. The Committee has adopted the following practices, among others, to help demonstrate commitment to this principle:

Compensation Governance Highlights

•	Independent directors make final compensation decisions pertaining to Executive Officers.

•	The Committee is advised by an independent compensation consultant who performs no services for management.

•	Program targeted at median for similar companies.

•	Stringent stock ownership guidelines.

•	Prohibition on hedging or pledging Company stock.

•	Consistent administration of performance goals and formulas.

•	Eliminating excise tax gross ups on change in control arrangements.

•	Annual review of dilution and burn rate relative to peers.

•	Eliminating “single trigger” vesting of future long term incentive awards.

•	Clawback provisions in long- and short-term incentive programs.

Pay and Performance Alignment

The success of the Company’s business and resulting value for our stockholders is predominantly based on stable, long-term relationships with customers and substantial capital investments that reap returns over a long time horizon through technological differentiation, cost control, and operational efficiencies. Reflecting this long-term business model, the Committee has identified and, with Farient, validated compensation tools and performance measures designed to reward creation of stockholder value through disciplined capital investment, sustainable cost reduction, profitable growth, and consistent operational excellence.

Key Features of Our 2014 Program

•	Significant at risk compensation tied to building long-term stockholder value.

•	Stockholder focused performance measures.

•	Performance goals set at competitive levels.

•	Long-term orientation of Executive Officer compensation.

•	Substantial linkage of Executive Officer compensation to long-term stock performance.

•	Median pay positioning.

These features of our program overlay a compensation setting framework that is intended to provide our Executive Officers with target compensation that approximates the median for relevant peer groups22 on average, with actual compensation driven up or down based on the Company’s operating performance, stock price, and overall stockholder return. Each of these aspects of the program is discussed below.

[22]	See “Benchmarking” on page 38-39 for information about peer groups.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Most compensation is tied to stockholder returns and drivers of long-term value creation.

A substantial majority of Named Executive Officer direct compensation is variable; i.e., actual amounts realized depend on business or stock performance, as illustrated in the chart below:23

Long-term incentives constitute the largest single component of compensation and are delivered exclusively in stock, with their realized value strongly tied to stockholder returns. Annual incentive awards and certain long-term incentive awards are tied to stockholder-focused performance measures established by the Committee. The current performance measures are based on earnings and sales growth and return on capital in excess of cost of capital because growth and returns have been key drivers of stockholder value for capital intensive business models, across industries, time periods, and economic cycles. For fiscal year 2014, the Committee established year-over-year growth in earnings per share (“EPS Growth”) and sales growth excluding currency impacts and raw materials pass-through (“Underlying Sales Growth”) as the performance measures for the Annual Incentive Plan and EPS Growth and the excess of Return on Capital Employed over the Company’s cost of capital (“Net ROCE”)24 as the performance measures for the performance share component of long-term incentive awards.25 EPS Growth was chosen as an important growth measure because it reflects all sources of income after tax and promotes balanced use of debt and equity capital. Underlying Sales Growth was chosen to incent management to load existing assets. Net ROCE was determined to be the best measure of return on capital because it reflects all capital employed and all income generated after tax, and is adjusted for the Company’s cost of capital.

[23]

Direct compensation is base salary, annual and long-term incentive compensation. Other major components of compensation such as retirement benefits and international assignment benefits are based on pre-existing programs available to broad employee populations and were not the subject of Committee decisions for fiscal year 2014. Direct compensation components are described on page 40. Mr. Ghasemi’s compensation reflected in this chart is based on the Employment Agreement terms beginning for fiscal year 2015. Fiscal Year 2014 is not representative of the ongoing program because it included prorated amounts and the Make Whole Award. Other Named Executive Officers excludes Mr. McGlade.

[24]

ROCE is calculated by dividing after-tax operating income plus after-tax equity affiliate income by capital employed (i.e., the sum of average debt, average equity, and average minority interest). Cost of capital is calculated as a leveraged, weighted average of the Company’s cost of debt (after tax) and cost of equity. (The cost of equity is determined using the Capital Asset Pricing Model which measures the expected return on an investment based on expected risk factors which affect the investment.) The difference between ROCE and cost of capital is Net ROCE.

[25]	Performance shares are described on page 44.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Growth and return performance measures were balanced to require profitable growth.

Our businesses require significant investment of capital in long-lived assets and technology in order to generate revenue and earnings growth. Because the investment decisions made by our management team today can affect profitability for far longer periods, in some cases 20-30 years, the Committee believes that short-term results must be viewed from the perspective of the foundation they build for the long term. Growth can create value for stockholders, but, because we must invest significant capital to support revenue and earnings growth in our businesses, it is equally important that we achieve the right kind of growth; i.e., growth that generates a return in excess of the cost of capital. Since both growth and returns are critical to creating value for our stockholders, and because one can easily be sacrificed for the other, the Committee chose to balance growth and return metrics for our incentive programs to discourage undisciplined investment to generate short-term growth or lack of investment to inflate returns.

•	Performance goals are set to achieve competitive pay for competitive performance over the long term.

The Committee evaluated the performance goals associated with 2014 Executive Officer incentive compensation to ensure that they were sufficiently demanding to motivate performance that was competitive relative to the Peer Reference Group26 and the S&P 500. The performance goals were set with reference to industry, peer, and Company historical performance; future expected performance of the Company; and the Company’s weighted average cost of capital. The performance goals were intended to ensure that a competitive level of performance would generate competitive compensation, with variance upward or downward based on actual performance versus goals, creating alignment between management and stockholder interests.

•	Long-term orientation rewards sustainable profitability.

The Company’s Executive Officer compensation program emphasizes long-term incentives. Delivery of compensation is cumulative; i.e., maximum leverage in the program is built cumulatively through long-term stock appreciation, not tied to short spikes in stock or market performance. Long-term incentives are granted annually, with overlapping vesting periods to reward sustained stock appreciation. Finally, short- and long-term incentives are subject to “clawback” provisions that allow the Company to recover compensation in the event of conduct adverse to the Company.

•	Strong Linkage to Stockholder Returns — Extends Beyond Retirement

All long-term incentive compensation is delivered in Company stock so that realized compensation is profoundly influenced by stock price and TSR. Executive Officers are subject to stock ownership requirements and holding requirements for net shares received in stock option exercises. In addition, stock options and performance share awards granted in the three years leading up to retirement do not become fully exercisable or earn out, respectively, until after retirement; and stock option exercise periods continue until long after retirement. All of these features give Executive Officers significant incentive to focus on long-term value creation that will continue to benefit stockholders well after their departure from the Company.

•	Median pay positioning is tied to a compensation program designed to deliver above median pay only when operating performance creates measurable stockholder value and stockholder returns are strong.

Base salary is the only nonvariable component of Executive Officers’ direct compensation and is targeted at median for the Market Reference Group27 and/or Peer Reference Group. The portion of variable compensation delivered in cash and performance shares is received in proportion to performance against competitive goals. Target incentives are received only if performance is equal to these performance targets, and above median incentives are received only if performance exceeds the performance targets. Long-term incentives are benchmarked to median for the Market Reference Group and/or Peer Reference Group and are awarded entirely in stock, subject to vesting or performance conditions. The value of the amount actually delivered fluctuates depending on stock price appreciation and overall stockholder returns, as well as performance in the case of performance shares. Competitive compensation is intended to be realized only when stockholders have realized competitive returns. When stock performance is above or below expectations, above or below median compensation will be realized.

[26]	See “Benchmarking on page 38-39 for a description of the Peer Reference Group.

[27]	See “Benchmarking” on page 38-39 for more information about the Market Reference Group.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal Year 2014 Executive Officer Compensation Program

Overview.    The overall objective of our Executive Officer compensation program is to attract and retain a talented management team and provide them with the right incentives to execute our strategic objectives and maximize our stockholders’ investment in the Company. The same principles that govern the compensation of all our salaried employees apply to the compensation of our Executive Officers:

Our Compensation Philosophy

•   Tie compensation to strategy and performance.

The Company’s programs provide a range of incentive compensation opportunities that promote achievement of short-, medium-, and long-term strategic and financial objectives.

•   Link the interests of Executive Officers to the interests of stockholders.

The Company’s Executive Officer compensation program is designed so that factors that impact the value of our stockholders’ investment in the Company also impact our management team’s personal wealth.

•   Provide competitive total compensation for competitive performance.

The Company seeks to offer compensation opportunities that are sufficient to attract talented and experienced managers who have a choice about where they work, and to discourage them from seeking other opportunities.

•   Reinforce succession planning process.

The overall compensation program for our Executive Officers is managed to reinforce our succession planning process.

•   Foster nonfinancial corporate goals.

While financial results are the primary commitment the Company makes to stockholders, the compensation program balances financial results with other Company values such as safety, sustainability, continuous improvement, diversity, and ethical conduct. Accordingly, some components of the program provide flexibility to recognize nonfinancial achievements or to reduce or recoup compensation where insufficient attention is paid to nonfinancial Company objectives.

•   Support actions needed to respond to changing business environments.

The Company has sought to provide some elements of compensation, such as severance benefits, that give the management team or the Board tools to facilitate decisions about divestitures and restructurings, succession planning, or other significant corporate events that may impact the position or employment status of Executive Officers.

Our Executive Officer compensation program emphasizes compensation opportunities that are linked to key performance indicators, such as earnings and sales growth, return on capital and stockholder returns. The majority of compensation provided to the Company’s Executive Officers is dependent upon the achievement of short-, medium-, and long-term performance objectives and/or appreciation in the value of Company stock. In addition to these incentive opportunities, the Company’s compensation programs provide Executive Officers a lesser amount of fixed elements, such as base salary and benefits, which are an essential part of a competitive compensation program. The Company also provides severance and change in control arrangements to mitigate the impact of portfolio management actions, succession planning moves, and other corporate actions.

For fiscal year 2014, the Committee intended the Company’s Executive Officer compensation programs to provide, on average, a compensation opportunity that approximates the median of similar companies. Individual components of compensation may be greater or lesser than the median, and actual compensation delivered may vary significantly from the target opportunity and the median based on Company or individual performance and changes in Company stock price.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Direct compensation is delivered to the CEO and other Named Executive Officers through the components listed in the table below, which provides a brief description of the principal types of direct compensation, how performance factors into each type of compensation, and the compensation program objectives served by each type. Detailed descriptions of the components of direct compensation and how the Committee determined compensation levels for fiscal year 2014 begin on page 40.28

Component	Description	How Amount Determined/ Performance Considerations	Objectives
Base Salary	Fixed cash payment.	Targeted at Market Median[29] with adjustment based on level of responsibility, experience, and individual performance.	Provide competitive foundational pay.
Annual Incentive	Short-term incentive, cash payment.	Target payout references Market Median. Actual payout driven by EPS Growth and Underlying Sales Growth. Can be adjusted based on individual performance and Company performance on nonfinancial objectives.	Promote achievement of short-term financial and strategic objectives.
Performance Shares	Deferred stock units that pay out upon achievement of performance targets. Delivered in shares of stock with dividend equivalents also payable on vesting.	Target value based on Market Median for long-term incentives. Actual payout determined by average EPS Growth and ROCE Performance over 3 year period. Value of payout also strongly impacted by stockholder returns during performance period.	Promote achievement of mid-term financial objectives; Encourage current decisions that promote long-term value creation; align Executive Officer’s interest with stockholder returns.
Stock Options[30]	Options to purchase shares of stock at closing market value on grant date. (Become exercisable over 3 years. Exercisable for 10 years.) 50% of net shares received must be held for 1 year after exercise.	Target value based on Market Median for long-term incentives. Actual value derived from stock price appreciation.	Motivate Executive Officers to drive long-term stock appreciation.
Restricted Stock[30]	Shares of stock that vest over 4 year period and pay dividends.	Target value based on Market Median for long-term incentives. Actual value determined by stockholder returns during vesting period.	Retain Executive Officers; align Executive Officer interests with stockholder returns.

Benchmarking.    The Committee believes that a threshold characteristic of reasonable compensation is that it be aligned with compensation provided by companies with which the Company competes for talent. In preparation for determining fiscal year 2014 compensation, the Committee benchmarked the Executive Officer compensation levels to evaluate the competitiveness of the program and as a reference for establishing compensation levels for fiscal year 2014.

The Committee annually reviews and approves the peer groups used for benchmarking compensation. For purposes of assessing competitiveness and recommending compensation levels for fiscal year 2014, the Company compiled survey data from Mercer and Towers Watson compensation databases on a market reference group of industrial companies with revenue of $7 to $13 billion (consistent with the Company’s fiscal year 2013 revenue of $10.2

[28]

Other major components of compensation such as retirement benefits are based on pre-existing programs available to broad employee populations and were not the subject of Committee decisions for fiscal year 2014. Similarly, international assignment benefits are provided under the Company’s policy covering all employees on international assignment, although the Committee did review and approve the application of the policy to Mr. Jones.

[29]	See “Setting Total Compensation” below for an explanation of how the Committee views the Market Median.

[30]

The table reflects the Company’s ongoing Executive Officer compensation program. Mr. Ghasemi received one time awards of stock options and restricted stock in 2014 to compensate him for long term incentives forfeited upon leaving his former employer.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

billion) (“Market Reference Group”). This Market Reference Group is representative of the companies with which the Company competes for talent and is used by the Company for various compensation benchmarking purposes, not just Executive Officer compensation. A list of companies included in the Market Reference Group is provided in Appendix C on page C-1.

The Company’s Human Resource professionals prepared an assessment of each Named Executive Officer’s compensation level relative to the Market Reference Group based on similar functional responsibilities. A premium was applied to the Market Reference Group data to determine the median level for certain positions where there are material differences between an Executive Officer’s role and the typical accountabilities of the benchmarked position. For example, a premium of 15% was added to the data for the general counsel position to reflect Mr. Stanley’s additional responsibilities as Chief Administrative Officer with accountability for the Company’s Communications, Information Technology, and Global Business Shared Services organizations. The Company determined median, 25th and 75th percentile levels for base salary, target annual incentive, target long-term incentives and target Total Direct Compensation by averaging results from the two surveys. Annual and long-term incentive levels reflected a three-year average to reduce volatility in results. Because the survey data was collected in mid-2013, the analysis was based on projected levels as of the beginning of the Company’s 2014 fiscal year. Data are also adjusted to reflect revenue scope for line executive positions.

At the Committee’s request, Farient also compiles proxy data from a smaller group of companies that are competitors of the Company or are similar to the Company in that they are chemical or other industrial companies, with similar capital structures, asset intensity, operating margins, and long-term business model (“Peer Reference Group”). Peer Reference Group companies are generally similar in revenue size to the Company; however certain larger companies are included based on proximity of business model. Data for these companies are size adjusted using regression analysis. The Committee used this secondary reference group for benchmarking specific pay practices and for assessing alignment of pay with performance. In addition, the Committee used the Peer Reference Group to assess competitive compensation levels for CEO and CFO compensation. Because proxy data does not necessarily reflect similar positions to the other Named Executive Officers, only the Market Reference Group was used to benchmark pay levels for them. The Peer Reference Group is:

3M Co.	Ecolab Inc.
Celanese Corp.	Illinois Tool Works
Danaher Corp.	Parker-Hannifin Corp.
Dover Corp.	PPG Industries Inc.
Du Pont (E. I.) De Nemours	Praxair, Inc.
Eastman Chemical Co.	Rockwell Automation Inc.
Eaton Corporation

PEER GROUPS

NAME	CRITERIA	PURPOSE	SOURCE
Market Reference Group	Broad group of industrial companies with $7 – 13 billion in revenue	Benchmark competitive direct compensation levels at target	Towers Watson and Mercer surveys
Peer Reference Group	Chemical and industrial companies with similar capital structure, asset intensity and profitability to Company (size adjusted)	Benchmark competitive direct compensation levels for CEO & CFO and pay practices, pay for performance assessment, and performance goal validation	Farient compiles from proxy filings
Market Indexes	S&P 500 Index Dow Jones US Chemical Index	Performance goal validation	Published indexes

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Setting Total Compensation Levels for Fiscal Year 2014.    Overall, the Committee sought to provide a Total Direct Compensation target opportunity (base salary, target annual incentive award, and long-term incentive awards) for the Executive Officers that approximated the projected median level (the “Market Median”) for similar positions in the Market Reference Group and, in the case of the CEO and CFO, the Peer Reference Group.31 Total Direct Compensation target opportunities may be established at greater or lesser levels for individual Executive Officers based on performance factors, experience in the position, retention and succession planning considerations, or year-to-year swings in the market reference data. For fiscal year 2014, total direct compensation opportunities for all Named Executive Officers, except Mr. Crocco, approximated the Market Median. Mr. Crocco’s compensation was below median due to his recent assumption of the CFO role. It is the Committee’s practice to progress new Executive Officers to market median over 2-3 years. Within the Total Direct Compensation opportunity for any Executive Officer, individual components of compensation may be greater or lesser than the Market Median because the Committee is primarily concerned with the competitiveness of the entire program versus any one element of compensation. Actual compensation realized can vary significantly from the target opportunity for any component of compensation or for Total Direct Compensation based on Company or individual performance and Company stock price fluctuation. Consistent with market practice, and based on greater responsibility levels, CEO compensation is substantially more than that of other Executive Officers.

As part of the process for determining Total Direct Compensation, the Committee also reviews tally sheets which detail the value, earnings, and accumulated potential payout of each element of an Executive Officer’s compensation in various employment termination scenarios. The tally sheets help the Committee consider the retention value of an Executive Officer’s accumulated compensation package, compare Executive Officers’ accumulated compensation, and understand the impact of their compensation decisions on various termination of employment scenarios.

Setting Performance Metrics for Incentive Compensation.    The Committee annually reviews and establishes the performance measures, target goals, and payout schedules used for the Annual Incentive Plan and the performance share component of the long-term incentive program. In determining actual performance against these metrics, the Committee decides whether to include or exclude the impact of items reported in the Company’s financial statements that may distort underlying operating results for the current or a prior year. Adjustments from reported earnings are intended to avoid artificial inflation or deflation of awards due to unusual or non operational items in the applicable period and align pay outcomes with how management views the performance of the business.

Fiscal Year 2014 Direct Compensation Components

Within the competitive target value for an Executive Officer’s Total Direct Compensation established by the Committee, the Committee determines the individual compensation components of the program.

Base Salary.    Base salary is generally targeted at the Market Median, with adjustment where the Committee believes appropriate for proficiency, performance, experience, and the uniqueness of the responsibilities held by certain Executive Officers. Changes in base salaries for Executive Officers become effective as of the first payroll period in the calendar year; so the amounts reflected in the Summary Compensation Table reflect the fiscal year 2013 base salary rate for the first quarter of the fiscal year and the fiscal year 2014 base salary rate for the remainder of the year. For fiscal year 2014, all Named Executive Officers’ base salaries approximated Market Median.

[31]

Consistent with industry practice, the Company considers Total Direct Compensation within 15% of median to be competitive with median. This margin allows for year-to-year swings in data than can occur based on a number of factors unrelated to underlying compensation strategy.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Mr. McGlade received no increase in base salary for 2014. Mr. Ghasemi’s base salary was set at the same level as Mr. McGlade’s. Mr. Crocco and Mr. Painter received significant base salary increases to bring their salaries closer to Market Median. Mr. Jones and Mr. Stanley received modest increases consistent with Market Median positioning. Base salaries approved for the Named Executive Officers for 2013 and 2014 were as follows:

Officer	2013 Base Salary Rate		2014 Base Salary Rate
S. Ghasemi	$	N/A	$1,200,000
J. E. McGlade		$1,200,000	$1,200,000
M. S. Crocco		$445,000	$560,000
S. J. Jones		$575,000	$600,000
J. D. Stanley		$540,000	$575,000
C. F. Painter		$445,000	$500,000

Annual Incentive Plan.    Target annual incentive opportunities under the Annual Incentive Plan are intended to approximate the Market Median. Targets may be established at greater or lesser levels for individual Executive Officers based on performance factors, internal equity, experience in the position, or year-to-year swings in the market data. Actual annual incentive awards may be above or below target depending upon the Company’s fiscal year performance as measured by the performance measures and goals established by the Committee at the beginning of the fiscal year. When performance exceeds the target goals for the performance measures, annual incentive awards may exceed target as well, and may exceed Market Median payouts. Actual annual incentive awards can range from 0% to 230% of target. Over the previous five years, Executive Officer awards have ranged from 0 to 208% of target.

Determination of annual incentive awards is a multi-step process which begins with establishing target opportunities. At the beginning of the fiscal year the Committee determines Executive Officer target annual incentive awards as a percentage of each Executive Officer’s base salary based on the Market Reference Group and Peer Reference Group competitive assessment. For fiscal year 2014, the target award levels for the Named Executive Officers were as follows:

Officer	% of Base Salary
S. Ghasemi (prorated)	130%
J. E. McGlade	N/A
M. S. Crocco	75%
S. J. Jones	75%
J. D. Stanley	75%
C. P. Painter	75%

Target annual incentive awards as a percentage of base salary for all Named Executive Officers approximated the Market Median. An Executive Officer’s actual award is determined by multiplying the target award by his or her individual payout factor.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

As a first step in determining an Executive Officer’s individual payout factor, the Committee determines an overall Company payout factor which is derived from the performance measures, goal levels, and payout schedules established by the Committee at the beginning of the fiscal year. As described above, for fiscal year 2014 the Committee selected EPS Growth and Underlying Sales Growth as the performance measures for the Annual Incentive Plan. The weightings, threshold, target and maximum factors for each measure are set out below. (Factors are interpolated between points.)

2014 Annual Incentive Plan Factor Schedule

EPS Growth 50%		Underlying Sales Growth 50%

EPS Growth	Payout %	Underlying Sales Growth	Payout %
0%	0%	0%	0%
3%	70%	1.5%	50%
6%	100%	4%	100%
9%	133%	6%	140%
14%	200%	8%	200%

The payout factor range was determined by a formula using the EPS Growth Factor and Underlying Sales Growth Factor from the Factor Schedule based on Company performance for the year. Actual payout factors were adjusted within the range by the Committee based on Company and individual performance. Variables that the Committee has considered with respect to Company performance include the operating results for the year and performance against nonfinancial objectives such as safety, sustainability, diversity, and continuous improvement. Individual performance variables that have factored into the Committee’s determination include subjective, qualitative judgments with respect to the contribution of the individual for the year; efforts toward specific Company objectives; and, in the case of operating managers, the performance of their segment versus the internal operating plan for the year. The Committee can determine a payout factor for individual Named Executive Officers up to the maximum of the payout range or down to 0.

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COMPENSATION OF EXECUTIVE OFFICERS

For fiscal year 2014, EPS Growth was 5.1% and the Underlying Sales Growth was 1.3%.32 The table below shows the target goals, actual performance, associated factor, and weight.

Metric	Target	Actual[29]	Factor	Weight
EPS Growth	6.0%	5.1	91%	50%
Underlying Sales Growth	4.0%	1.3	43%	50%

The unadjusted payout factor, based solely on the financial results, was 67%. The payout range determined under the formula was 37% to 97%. The Committee adjusted the payout factor downward to 50% because the Company did not meet its original operating plan commitments and safety performance for the year, although improving, did not meet the best in class level to which the Company aspires. All continuing Executive Officers received an annual incentive award of 50% of target. Fiscal year 2014 awards determined for Named Executive Officers appear in the Nonequity Incentive Plan Compensation column of the Summary Compensation Table.

Bonus for Mr. McGlade.    Mr. McGlade did not receive an annual incentive award for fiscal year 2014. However, the Committee determined to award him a one time bonus of $1 million to compensate him for his services during fiscal year 2014. The Committee determined this bonus was appropriate and equitable because Mr. McGlade served well beyond his originally anticipated retirement date due to the extensiveness of the CEO search, and because he received no annual or long term incentives for this service since his fiscal year service was not expected to last for three quarters of the year.

Long-Term Incentives.    The Committee believes long-term incentive compensation is a critical part of Executive Officer compensation because it creates alignment with stockholders and promotes achievement of longer term financial and strategic objectives. In recent years the Committee has selected three balanced components for the Executive Officer’s long-term incentives: stock options to directly reward executives for increases in stock price; restricted stock which links Executive Officers’ interests to TSR and provides a retention incentive; and “performance shares” which are conditioned on performance over a three-year period to provide focus on medium-term goals (for fiscal year 2014 grants, average EPS Growth and Net ROCE from fiscal year 2014 through fiscal year 2016). For fiscal year 2014, the mix of intended long-term incentive value for Executive Officers was 40% stock options, 25% restricted stock, and 35% performance shares. The Committee chose this mix of stock options, restricted stock, and performance shares to provide a balance of stock-based compensation contingent on outcomes of long-term and medium-term decision making and encourage retention. Because all components of the long-term incentive opportunity are delivered in Company stock-based awards, they all become more or less valuable with changes in Company stock value that affect stockholders.

The Committee determined the level of long-term incentive grants for fiscal year 2014 at the beginning of the fiscal year. Prior to making the grants, the Committee established an intended long-term incentive value for each Executive Officer. When setting these intended values, the Committee considers the Market and Peer Reference Group competitive data and target Total Direct Compensation opportunities for each Executive Officer. It is the Committee’s intent that the long-term incentive value approximate the Market Median and bring the Total Direct Compensation opportunity for each Executive Officer to approximately the Market Median level when combined with base salary and target Annual Incentive Plan awards.

Individual performance or other factors may result in awards which are above or below the Market Median. These factors include tenure and experience, succession planning and retention concerns, subjective evaluations of performance, historical grant levels, and other recent compensation actions with respect to the individual such as special one-time retention awards. For fiscal year 2014, all intended long-term incentive values, except Mr. Crocco’s, approximated the projected Market Median. Mr. Crocco’s long-term incentive value was below median due to his recent assumption of the CFO role. Intended long-term incentive values for the Named Executive Officers are reflected in the chart on page 31. The actual value realized may differ significantly (up or down) from the intended

[32]

Levels are based on non GAAP continuing operations. In determining fiscal year 2014 EPS Growth and Underlying Sales Growth performance, the Committee excluded certain items from fiscal year 2014 and 2013 results. See Appendix A for a reconciliation to GAAP measures.

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COMPENSATION OF EXECUTIVE OFFICERS

value due to Company stock price performance over the life of the awards, TSR in the case of performance shares and restricted stock, the extent to which performance goals are met in the case of performance shares, and timing of individual exercises in the case of stock options.

Granting Practices.    Equity compensation awards to Executive Officers and other management employees under the Company’s Long-Term Incentive Plan (except for off-cycle recruiting and retention awards) are granted as of the first NYSE business day in the month of December. Recruiting grants are generally issued as of the first day of employment and priced at the closing market value on that date. Off-cycle retention grants are made occasionally in response to extraordinary retention needs that arise during the year.

Stock Options.    Stock options are granted with an exercise price equal to the closing market value on the grant date, have a ten-year term, and vest ratably over the first three years of the term. Executive Officers are required to retain the equivalent of 50% of the net shares of Company stock received upon exercise for one year following exercise. The number of stock options awarded to the Named Executive Officers for fiscal year 2014 appears in the Grants of Plan-Based Awards table. In determining the number of stock options to grant, the Committee used a stock option valuation model provided by Mercer. The value of stock option grants for fiscal year 2014, as calculated using this model, approximated 40% of the Named Executive Officers’ total intended long-term incentive value. The actual value realized is dependent on stock price appreciation at the time of exercise.

Restricted Stock.    Restricted stock awards are shares of Company common stock that possess voting and dividend rights but are subject to restrictions on transferability and forfeitable until vesting. The vesting conditions provide an incentive for retention, and the value of this compensation element increases or decreases in direct proportion to TSR. The amount of restricted stock granted to the Named Executive Officers in fiscal year 2014 is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table. Individual award amounts were determined by calculating the value (based on the closing market value of a share of the Company’s stock on the grant date) to approximate 25% of the total intended long-term incentive value for the Executive Officer.

Performance Shares.    The final component of the long-term incentive program is performance shares, which reinforce important medium-term objectives for the Company and also provide a link to TSR. Performance shares entitle the recipient to receive one share of Company stock and accumulated dividend equivalents for each performance share upon the satisfaction of performance objectives and other conditions to earning the award. Performance shares are granted each year with overlapping three-year performance cycles. The awards are paid out at the end of the three-year period based on performance, if threshold performance goals are met.

Payouts of performance shares range from 0% to 215% of the target level of shares awarded. The target level for fiscal year 2014 grants approximated 35% of each Named Executive Officer’s total intended long-term incentive value, and was converted to shares based on the grant date closing market value of Company stock. The actual number of performance shares earned is determined by multiplying the target number of shares by a payout factor. A tentative payout factor is determined using the formula below, reflecting performance during the three-year performance period.

67% Net ROCE Factor	+	33% EPS Growth Factor	=	Payout Factor

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COMPENSATION OF EXECUTIVE OFFICERS

Grants in Fiscal Year 2014.    For grants made in 2014, the Net ROCE Factor and the EPS Growth Factor will be determined based on average Net ROCE and EPS Growth over the performance period under the schedule below (interpolated for average Net ROCE and EPS Growth results between the performance levels indicated). The Committee may adjust the payout factor by 15 percentage points.

2014 Performance Shares Factor Schedule

Net ROCE (67%)		EPS Growth (33%)

ROCE over Cost of Capital	Payout %	EPS Growth	EPS Growth Factor
<0%	0%	-10%	0%
0%	50%	0%	35%
2.5%	100%	4%	50%
4.5%	200%	7%	80%
		9%	100%
		10%	120%
		11%	130%
		13%	160%
		15%	180%
		16%	200%

For fiscal year 2014, performance shares were granted conditioned upon the Company’s three-year performance towards the EPS Growth and Net ROCE goals set by the Committee at the beginning of the year. The target number of performance shares granted to each Named Executive Officer for fiscal year 2014 was as follows:

Officer	Target Shares
S. Ghasemi	0
J. E. McGlade	0
M. S. Crocco	3,250
S. J. Jones	3,575
J. D. Stanley	3,250
C. F. Painter	3,250

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COMPENSATION OF EXECUTIVE OFFICERS

2014 Payout for FY2012-2014 Performance.    The Committee also established payout levels for performance shares granted in fiscal year 2012 which were tied to average Net ROCE and EPS Growth performance from fiscal years 2012-2014. The formula above and the Factor Schedule below applied to the fiscal year 2012 grants. The Committee reserved the discretion to adjust the payout level by up to 15 percentage points.

2012 Performance Shares Factor Schedule

Net ROCE (67%)		EPS Growth (33%)

ROCE over Cost of Capital	Payout %	EPS Growth	EPS Growth Factor
<0%	0%	-10%	0%
0%	50%	0%	35%
3%	100%	4%	50%
5%	200%	7%	80%
		9%	100%
		10%	120%
		11%	130%
		13%	160%
		15%	180%
		16%	200%

The EPS Growth and Net ROCE factors were determined using the Factor Schedule. The average Net ROCE over the performance period was 2.1% and the average EPS Growth was 2.6%33, resulting in a calculated payout factor of 72% of the target shares. Upon Mr. Ghasemi’s recommendation, the Committee determined to use its full discretion to adjust the payout factor downward to 57% of target to reflect the Committee’s dissatisfaction with the performance of the Company’s capital investments during the performance period.

Employee Benefit Plans and Other Compensation Practices and Policies

Our employee benefit programs are offered to be competitive and to provide reasonable security for Executive Officers and other employees. Welfare and retirement benefits are offered at essentially the same level to all U.S. salaried employees, including Executive Officers.

Retirement Benefits.    The Named Executive Officers participate in the Company’s generally available U.S. salaried retirement programs. The Company maintains qualified retirement programs for its salaried employees, including a defined benefit pension plan and a savings and profit sharing plan. The Company also maintains a nonqualified pension plan and nonqualified deferred compensation plan in which the Executive Officers and other eligible employees participate. The plans are discussed in more detail below in the narrative accompanying the Pension Benefits table and the Nonqualified Deferred Compensation table.

Welfare Benefits.    The Company provides medical and dental coverage, life insurance, and disability insurance to Executive Officers under the same programs offered to all salaried employees. All participating employees pay a portion of the cost of these programs.

Severance and Change in Control Arrangements.    Executive Officer severance and change in control arrangements are provided to support major corporate and management transitions. The Committee believes these arrangements provide benefit to the Company and its stockholders. The Committee periodically reviews these arrangements in depth for market competitiveness and appropriateness for the Company’s business.

[33]	In determining performance, the Committee excluded certain items. See Appendix A for a reconciliation to GAAP measures.

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COMPENSATION OF EXECUTIVE OFFICERS

Severance.    All Named Executive Officers participate in the Corporate Executive Committee Separation Program. This program is intended to facilitate changes in the leadership team by establishing terms for the separation of an Executive Officer in advance, allowing a smooth transition of responsibilities when it is in the best interests of the Company. It also enables the Company to recruit new executives without providing individual employment agreements for them because the Program provides reasonable protection to the new executive in the event that he or she is not retained. The program provides severance benefits and accelerated vesting of certain long term incentives upon involuntary termination other than for cause or voluntary termination for good reason. During 2014, special temporary provisions were added to ensure retention and engagement of key Executive Officers during the CEO search and transition. Details of the Program and the special temporary provisions are provided on pages 62-63.

Change in Control Arrangements.    To enable the management team to negotiate effectively for stockholders without concern for their own future in the event of any actual or threatened change in control of the Company, the Company has entered individual change in control severance agreements for each of the Named Executive Officers. The agreements give each Named Executive Officer specific rights and benefits if, following a change in control, his employment is terminated by the Company without “cause” (as defined) or he terminates employment for “good reason” (as defined). Details of the agreements are described below on pages 65-66.

Retention Arrangements.    The Company from time to time provides special retention incentives to address special retention needs. These may include special off-cycle grants of deferred stock units which vest at the end of a retention period, or cash incentives which are paid at the end of a retention period. During fiscal year 2014, the Company provided special retention agreements to Messrs. Crocco, Jones, Painter and Stanley to ensure their retention and continued engagement during the CEO search and transition.

The Agreements cover the period beginning on January 10, 2014 and ending on December 1, 2015 (the “Retention Period”). Under the Retention Agreements, each of the officers is entitled to receive a one-time cash retention payment (the “Retention Bonus”) equal to one million dollars if he satisfies certain conditions, including continued employment through the Retention Period. The Retention Agreements also provide that the Officer is entitled to the Retention Bonus if the Officer is involuntarily terminated other than for Cause during the Retention Period, or voluntarily terminates for Good Reason during the Retention Period. Cause includes the Officer’s failure to perform his duties, willful misconduct, certain illegal acts, insubordination, dishonesty, or violation of the Company’s Code of Conduct. Good Reason includes material adverse change in the Officer’s position, a decrease in the Officer’s salary, or a material reduction in incentive compensation opportunities or benefits if not similarly applied to other highly compensated employees.

Perquisites.    The Company provides minimal perquisites to executives. The Committee approved Mr. Ghasemi’s and previously Mr. McGlade’s use of corporate aircraft for personal travel in order to mitigate security concerns, preserve the confidentiality of their work, and maximize the time they were able to spend on the Company’s business. Mr. Ghasemi and Mr. McGlade were responsible for any taxes on this usage. The Committee has also approved the Company providing Mr. Ghasemi the use of a car and driver for commuting. Mr. Ghasemi uses the commuting time for performing his responsibilities to the Company. He is responsible for taxes on this usage. The Committee believes the benefits of security, confidentiality, and efficiency achieved by these arrangements outweigh the expense to the Company and are in the best interest of stockholders.

International Assignments.    The Company’s standard International Assignment Policy applied to Mr. Jones this year due to Mr. Jones’ assignment in China. The Policy is designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the International Assignment Policy ensures that employees have the necessary financial support to help meet cost differences associated with these assignments. The Policy covers housing, home leave, relocation, tax equalization, and education expenses, as well as other program allowances.

Executive Officer Stock Ownership.    The Committee has approved ownership guidelines that require Executive Officers to achieve an ownership stake in the Company that is significant in comparison with the Executive Officer’s salary. The ownership guidelines are five times base salary for the CEO and three times base salary for the other

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COMPENSATION OF EXECUTIVE OFFICERS

Named Executive Officers. The Executive Officers are expected to achieve the specified ownership level within five years of assuming their position. Executive Officers may count toward these requirements the value of shares owned, share equivalents held in their Retirement Savings Plan (401(k)) accounts, earned performance shares, restricted shares, and deferred stock units which are fully vested and held in the Company’s nonqualified deferred compensation plan. Stock options and unearned performance shares are not counted. All Named Executive Officers are currently in compliance with this policy.

Hedging and Pledging Policy.    It is the policy of the Company that Executive Officers and directors may not purchase or sell options on Company stock; engage in short sales with respect to Company stock; or trade in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Company stock. It is also the policy of the Company that shares of Company stock owned by Executive Officers or directors may not be held in a margin account or pledged as collateral on a loan.

Clawback Policy.    The Company’s equity plans and agreements provide that awards may be cancelled and that certain gains will be “clawed back” (i.e., must be repaid to the Company) if an Executive Officer engages in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information, or violating Company policies. The Committee has also adopted a policy allowing the clawback of cash incentive payments and performance shares in the event an Executive Officer’s conduct leads to a restatement of the Company’s financial results. The Committee may, in its discretion, seek to recoup any bonus or incentive compensation paid to an Executive Officer if (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Committee determines that the Executive Officer engaged in misconduct that resulted in the requirement to restate, and (iii) a lower payment would have been made to the Executive Officer based upon the restated financial results.

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COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION TABLES

2014 Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards (2)		Option Awards (3)		Nonequity Incentive Plan Compen- sation (4)		Changes in Pension Value and Nonqualified Deferred Compen- sation Earnings (5)		All Other Compen- sation (6)		Total
S. Ghasemi Chairman, President and Chief Executive Officer(1)	2014		$295,385			$4,785,981		$4,785,704		$196,603		$11		$126,029		$10,189,713
J. E. McGlade Former Chairman, President, and Chief Executive Officer(1)	2014 2013 2012	$ $ $	904,615 1,200,000 1,200,000	$1,000,000	$ $ $	0 4,062,390 3,599,997	$ $ $	0 3,516,569 3,370,028	$ $ $	0 1,029,000 898,000	$ $ $	371,675 13,670 2,730,820	$ $ $	9,843,778 154,929 164,983	$ $ $	12,120,068 9,976,558 11,963,828
M. S. Crocco Senior Vice President and Chief Financial Officer(1)	2014 2013	$ $	529,038 380,086		$ $	687,439 312,413	$ $	509,022 264,235	$ $	210,000 169,000	$ $	726,287 3,207	$ $	16,807 12,030	$ $	2,678,593 1,140,971
S. J. Jones Former Senior Vice President and General Manager — Tonnage Gases, Equipment & Energy and China President	2014 2013 2012	$ $ $	593,273 575,016 546,743		$ $ $	756,172 624,826 539,871	$ $ $	559,916 528,470 482,801	$ $ $	0 298,000 327,000	$ $ $	0 9,319 622,573	$ $ $	1,844,926 694,935 948,587	$ $ $	3,754,287 2,730,566 3,467,575
J. D. Stanley Senior Vice President, General Counsel, and Chief Administrative Officer	2014 2013 2012	$ $ $	565,577 518,466 457,321	$80,000	$ $ $	687,439 546,723 949,798	$ $ $	509,022 462,416 402,341	$ $ $	215,625 261,000 232,000	$ $ $	526,355 1,589 963,782	$ $ $	17,936 19,767 14,500	$ $ $	2,521,954 1,809,961 3,099,742
C. F. Painter Executive Vice President, Industrial Gases	2014		$491,538			$687,439		$509,022		$187,500		$766,916		$15,699		$2,658,114

(1)

Mr. Ghasemi and Mr. Painter were not Named Executive Officers for fiscal year 2012 or 2013; so their compensation is not shown for those years. Mr. Crocco was not a Named Executive Officer for 2012; so his compensation is not shown for that year. Mr. McGlade retired as of June 30, 2014.

(2)

This column shows the grant date fair value of restricted stock, retention grants of deferred stock units, performance shares granted in the fiscal year indicated and restricted stock included in Mr. Ghasemi’s make whole award. Generally, the expense for these awards is recognized over the vesting or performance period, unless the recipient is eligible for retirement and the award vests upon retirement, in which case the expense may be required to be recognized entirely in the year of grant. The calculation of these amounts disregards any estimate of forfeitures related to time-based conditions. The assumptions for the valuation determinations are set forth in footnote 18 to our financial statements included in Form 10-K filed with the SEC on November 24, 2014. Additional information regarding these awards is set out in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying notes. Performance shares granted for fiscal year 2014 are shown at 125% of target which is the value used in the financial statements as of the grant date based on probable outcomes. The value of these awards as included and at maximum value is as follows:

Officer	Value Included	Maximum Value
S. Ghasemi	$0	$0
J. E. McGlade	$0	$0
M. S. Crocco	$437,491	$752,484
S. J. Jones	$481,240	$827,732
J. D. Stanley	$437,491	$752,484
C. F. Painter	$437,491	$751,484

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COMPENSATION OF EXECUTIVE OFFICERS

(3)

This column shows grant date fair value of stock options granted in the fiscal year indicated, disregarding any estimate of forfeitures relating to time-based vesting. The assumptions for the valuation determination are set forth in footnote 18 to our financial statements included in Form 10-K filed with the SEC on November 24, 2014. Additional information regarding these awards is set forth in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying footnotes.

(4)

Amounts in this column reflect Annual Incentive Plan awards. At their election, Executive Officers may defer awards received under this Plan. Amounts deferred are also reflected as “Executive Contributions” in the “Nonqualified Deferred Compensation” table.

(5)

Amounts in this column reflect the annual change in the actuarial present value of each Named Executive Officers’ accumulated tax qualified and nonqualified pension benefits and interest considered to be above market interest credited to their Deferred Compensation Plan balances. Interest is calculated for the Deferred Compensation Plan accounts using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above market interest, even though it is based on a market average for corporate bonds. The amounts included as above market interest were as follows:

S. Ghasemi	$11
J. E. McGlade	$19,679
M. S. Crocco	$2,463
S. J. Jones	$6,759
J. D. Stanley	$1,214
C. F. Painter	$1,041

The pension accrual amounts represent the difference between the September 30, 2013 and September 30, 2014 actuarial present value of accumulated benefits under the Company’s tax qualified and nonqualified pension plans. No amounts are shown in the summary Compensation Table for negative changes in value. These amounts are detailed in the chart below:

S. Ghasemi	$	N/A
J. E. McGlade		$351,996
M. S. Crocco		$723,824
S. J. Jones		$(868,465)
J. D. Stanley		$525,141
C. F. Painter		$765,875

No changes were made to pension benefit formulas for this year. Changes in pension value can result from additional years of service, changes in pensionable compensation, and changes to discount and mortality rates. The negative accrual for Mr. Jones was due to his termination of employment on September 30, 2014 before attaining eligibility for the early retirement subsidy provided under the pension plans. Additional information on how these amounts are calculated is included in the notes accompanying the Pension Benefits table.

(6)	Amounts shown in this column are detailed in the chart below.

	Contributions Under Defined Contribution Plans	Group Term Life Insurance Premiums	International Assignments Policy(i)		Tax Reimbursements (ii)		Perquisites or Personal Benefits			Termination Payments (v)
S. Ghasemi	$18,462	$252	$		$			$107,315	(iii)	$
J. E. McGlade	$27,139	$717	$			$9,904		$128,143	(iv)		$9,677,875
M. S. Crocco	$15,871	$936	$		$		$			$
S. J. Jones	$77,208	$969		$766,749	$		$				$1,000,000
J. D. Stanley	$16,967	$969	$		$		$			$
C. F. Painter	$14,746	$953	$		$		$			$

(i)

Mr. Jones was on temporary international assignment to China until February 2014 in support of our operations and business development initiatives there. In connection with this assignment, the Company’s standard International Assignment Policy provides reimbursement of expenses over and above those Mr. Jones and his family would have incurred if they remained in the U.S. This amount includes housing, $28,703; net tax equalization payments, $658,725; location premium, $22,404; car and driver, $7,113; goods and services differential, $34,083; shipping of household goods, $4,296; and other miscellaneous items, $11,425.

(ii)

These amounts represent payments that the Company has made to the Named Executive Officers to cover taxes incurred by them for certain business-related taxable expenses, specifically, spousal travel to and attendance at Company-related events.

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COMPENSATION OF EXECUTIVE OFFICERS

(iii)

This amount is the incremental cost to the Company of providing Mr. Ghasemi a car and driver for commuting ($7,952) and reimbursement of the legal fees he incurred in connection with negotiation of his Employment Agreement ($99,363). The incremental cost for the car and driver is calculated using the Internal Revenue Service 2014 mileage rate based on the variable costs of operating a vehicle as announced in IR-2013-95 (December 6, 2013). The variable cost rate is used rather than the standard business rate as the Company uses the car and driver for Company business, including to transport other passengers, when not being used by Mr. Ghasemi, and would incur the fixed costs of operating the vehicle and employing the driver whether or not Mr. Ghasemi was provided the car and driver for commuting. In addition to the mileage rate, which includes trips to and from Mr. Ghasemi’s residence with no passengers, the amount calculated for use of the car and driver includes tolls and overtime compensation and reimbursement for meals and lodging provided to the driver in connection with Mr. Ghasemi’s commuting.

(iv)

This amount is the incremental cost to the Company of Mr. McGlade’s personal use of the corporate aircraft. The incremental cost for personal use of the aircraft is calculated using an hourly rate for each flight hour for variable operating costs (fuel and maintenance) plus fight specific costs such as parking and landing fees and crew expenses. The valuation also includes these costs with respect to flights with no passengers that are associated with Mr. McGlade’s personal travel. Fixed costs such as pilot compensation and lease payments are not included as the aircraft is primarily used for business purposes, and the Company would incur these costs regardless of Mr. McGlade’s personal use. Mr. McGlade’s family members traveled with Mr. McGlade on some of the flights reflected; however, no incremental cost to the Company arises from their accompanying Mr. McGlade.

(v)

This column reflects amounts paid to Mr. McGlade to which he was entitled under the Corporate Executive Committee Separation Program, including cash severance of $6,614,000, a prorata payment in lieu of bonus of $1,575,920 and a payment in lieu of pension accruals of $1,487,955. See page 62 for a description of the program. The amount for Mr. Jones is a payment due under his retention agreement described on page 47 due to his termination on September 30, 2014.

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COMPENSATION OF EXECUTIVE OFFICERS

2014 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
S. Ghasemi	Annual Incentive Plan		0	$393,205	$904,372
	Performance Shares					0	0	0
	Stock Options	7/1/2014								154,278	$129.26	$4,785,704
	Restricted Shares	7/1/2014							37,026			$4,785,981
J. E. McGlade(1)			$0	0	0	0	0	0	0	0	0	0
										0
									0
M. S. Crocco	Annual Incentive Plan		$0	$420,000	$966,000
	Performance Shares	12/2/2013				0	3,250	6,988				$437,491
	Stock Options	12/2/2013								16,883	$107.69	$509,022
	Restricted Shares	12/2/2013							2,321			$249,948
S. J. Jones	Annual Incentive Plan		$0	$450,000	$1,035,000
	Performance Shares	12/2/2013				0	3,575	7,686				$481,240
	Stock Options	12/2/2013								18,571	$107.69	$559,916
	Restricted Shares	12/2/2013							2,553			$274,932
J. D. Stanley	Annual Incentive Plan		$0	$431,250	$991,875
	Performance Shares	12/2/2013				0	3,250	6,988				$437,491
	Stock Options	12/2/2013								16,883	$107.69	$509,022
	Restricted Shares	12/2/2013							2,321			$249,948
C. F. Painter	Annual Incentive Plan		$0	$375,000	$862,500
	Performance Shares	12/2/2013				0	3,250	6,988				$437,491
	Stock Options	12/2/2013								16,883	$107.69	$509,022
	Restricted Shares	12/2/2013							2,321			$249,948

(1)	Due to his previously announced retirement, no plan-based awards were made to Mr. McGlade for 2014

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

The Grants of Plan-Based Awards table reports the dollar value of cash (nonequity) incentive awards and the number and value of equity awards granted to each Named Executive Officer during fiscal year 2014. With regard to cash incentives, this table reports the range of potential value that could have been obtained by the Named Executive Officer; whereas the Summary Compensation Table reports the actual value realized for fiscal year 2014. Equity amounts represent the grant date values of the awards determined under FASB ASC Topic 718 for purposes of financial statement reporting, which are based on probable outcomes.

Nonequity Incentive Plan Awards — Annual Incentive Plan.    Annual Incentive Plan awards are based on performance for the fiscal year. The Committee approves performance measures and goals and payout schedules prior to or at the beginning of the fiscal year. Following the end of the fiscal year, the Committee determines the range of actual amounts that can be paid out under a formula which reflects the Company’s performance against the approved performance goals. Individual awards are determined by the Committee within the range, based on individual performance. There is no minimum bonus under the terms of the Plan, so the threshold amount is shown as 0. For more information on fiscal year 2014 targets and the award determination, see pages 41-43. Pursuant to his employment contract, Mr. Ghasemi’s award was prorated for 2014 according to the number of days worked during the fiscal year.

Equity Incentive Plan Awards — Performance Shares.    The Equity Incentive Plan Awards reflected in the table are performance shares. Performance shares are deferred stock units whose earn out is conditioned on the Company’s achieving certain levels of EPS Growth and Net ROCE. “Deferred stock units” are an award type provided under the Company’s Long-Term Incentive Plan that entitle the holder to the value of one share of Company stock and accumulated dividend equivalents upon satisfaction of performance and/or time-based vesting conditions. Dividend equivalents are paid in cash and equal the dividends that would have accrued on a share of Company stock from the grant date of a deferred stock unit until it is paid out. Dividend equivalents are not paid until the award is vested. No dividend equivalents are paid on units that are forfeited.

The performance shares reflected in the table have a three-year performance cycle which will be completed at the end of fiscal year 2016. The number of performance shares that will be paid out is based on the formula described on page 44. Performance shares are generally forfeited if the Named Executive Officer voluntarily terminates employment during the performance period. If the Named Executive Officer terminates due to death, disability, or retirement one year or more after the grant date, he will receive a pro-rata portion of any performance share payout upon completion of the performance period, provided he was employed at least one year after the grant date of the performance shares. Upon a termination covered by the Corporate Executive Committee Separation Program described on pages 64-66, the terms of that Program regarding treatment of equity compensation will apply.

Other Stock Awards — The Other Stock Awards reflected in the table are shares of restricted stock.

Restricted Stock Awards.    Shares of restricted stock are shares of Company stock that are issued in the Executive Officer’s name subject to restrictions on transferability. The shares may be voted but the Executive Officer may not sell or transfer restricted stock during the vesting period. Dividends are paid on the restricted stock during the vesting period. Except for Mr. Ghasemi’s grant, which is described below, restricted stock granted in fiscal year 2014 is subject to a four-year vesting period. Generally, if an Executive Officer’s employment terminates during the vesting period, the stock will be forfeited. However, if an Executive Officer’s employment terminates due to death, disability, or retirement one year or more after the grant date, the stock will vest. If an Executive Officer’s employment termination is covered by the Corporate Executive Committee Separation Program described on pages 62-63, the terms of that Program regarding treatment of equity compensation will apply.

Mr. Ghasemi was granted shares of restricted stock as part of his “Make Whole Award” provided to compensate him for forfeiture of long term incentives provided by his former employer. One third of the restricted shares vest on each of the first, second and third anniversaries of his employment by the Company which began on 1 July 2014. If Mr. Ghasemi’s employment is terminated during the vesting period, a pro rata portion of the unvested shares will be forfeited based on the number of days remaining in the three year period. However, if Mr. Ghasemi is terminated for death, disability, voluntarily for Good Reason or by the Company without Cause, the restricted shares will not be forfeited but will continue to vest in accordance with their terms. See page 62 for the definition of “Cause” and “Good Reason”.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Stock Options.    The options reflected in the table have an exercise price equal to the closing market value on the grant date. They become exercisable in one-third increments on the first three anniversaries of grant, and generally remain exercisable until ten years after the grant date; however, except as provided below with respect to Mr. Ghasemi, the options generally expire ninety days after voluntary termination of employment and 180 days after involuntary termination of employment except for death, disability, or retirement. Options granted more than one year prior to an Executive Officer’s termination due to death, disability, or retirement continue to become and remain exercisable for their full term. If an Executive Officer’s termination is covered by the Corporate Executive Committee Separation Program described on pages 62-63, the terms of that Program regarding treatment of equity compensation will apply. Options are subject to forfeiture for engaging in specified activities such as competing with the Company. Upon exercise of the options, actively employed Executive Officers must retain the equivalent of 50% of the net shares received (after deducting the exercise price, taxes, and commissions) for a one-year period.

Mr. Ghasemi was granted Stock Options as part of his Make Whole Award. The options become exercisable in one third installments on the first, second and third anniversaries of his employment. Upon Mr. Ghasemi’s voluntary termination, nonexercersiable options will be forfeited and exercisable options will be exercisable for 90 days. Upon his retirement, death, disability, involuntary termination without Cause, or voluntary termination for Good Reason, the options will not terminate but will continue to become and be exercisable through the end of their term.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End

						Stock Awards

						Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3)

	Option Awards(1)
	Option Grant Date	Number of Shares Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date
Officer		Exercisable	Unexercisable
S. Ghasemi						37,026	$4,820,045	0	0
	07/01/2014	$0	154,278	$129.26	07/01/2024
J. E. McGlade						19,089	$2,485,006	11,620	$1,512,692
	10/01/2007	$147,195		$98.85	10/02/2017
	10/01/2008	$255,317		$66.90	10/02/2018
	12/01/2009	$134,264		$83.60	12/02/2019
	12/01/2010	$133,117		$86.39	12/02/2020
	12/01/2011	$100,838	50,420	$82.64	12/02/2021
	12/03/2012	$57,743	115,487	$81.57	12/04/2022
M. S. Crocco						5,552	$722,759	4,782	$622,521
	10/01/2004	$5,400		$54.17	10/02/2014
	10/03/2005	$5,000		$55.33	10/04/2015
	10/02/2006	$4,400		$67.23	10/03/2016
	10/01/2007	$5,100		$98.85	10/02/2017
	10/01/2008	$7,427		$66.90	10/02/2018
	12/01/2009	$4,149		$83.60	12/02/2019
	12/01/2010	$4,028		$86.39	12/02/2020
	12/01/2011	$4,234	2,118	$82.64	12/02/2021
	12/03/2012	$4,441	8,884	$81.57	12/04/2022
	12/02/2013	$0	16,883	$107.69	12/03/2023
S. J. Jones						18,599	$2,421,218	6,639	$864,265
	10/01/2007	$13,381		$98.85	10/02/2017
	12/01/2009	$15,867		$83.60	12/02/2019
	12/01/2010	$17,594		$86.39	12/02/2020
	12/01/2011	$15,125	7,563	$82.64	12/02/2021
	12/03/2012	$8,883	17,767	$81.57	12/04/2022
	12/02/2013	$0	18,571	$107.69	12/03/2023
J. D. Stanley						19,988	$2,602,038	5,931	$772,098
	10/01/2007	$4,900		$98.85	10/02/2017
	10/01/2008	$5,356		$66.90	10/02/2018
	12/01/2009	$15,867		$83.60	12/02/2019
	12/01/2010	$17,247		$86.39	12/02/2020
	12/01/2011	$12,604	6,303	$82.64	12/02/2021
	12/03/2012	$7,773	15,546	$81.57	12/04/2022
	12/02/2013	$0	16,883	$107.69	12/03/2023
C. F. Painter						11,907	$1,550,053	5,088	$662,356
	10/02/2006	$7,000		$67.23	10/03/2016
	10/01/2007	$6,400		$98.85	10/02/2017
	10/01/2008	$9,284		$66.90	10/02/2018
	12/01/2009	$5,127		$83.60	12/02/2019
	12/01/2010	$5,094		$86.39	12/02/2020
	12/01/2011	$9,243	4,622	$82.64	12/02/2021
	12/03/2012	$5,330	10,660	$81.57	12/04/2022
	12/02/2013	$0	16,883	$107.69	12/03/2023

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(1)

Grant dates for all stock options are shown in the first column. All stock options become exercisable in three consecutive, equal annual installments on the first, second, and third anniversary of the grant date. Stock options are subject to special vesting rules upon a change in control of the Company.

(2)

This column reflects unvested restricted stock, performance shares that had been earned but not paid, and other deferred stock units described below that entitle the holder to a share of Company Stock and dividend equivalents accumulated since the date of grant upon vesting.

Restricted Stock.    Shares of restricted stock granted in fiscal year 2011 vested on December 1, 2014. Shares of restricted stock granted in fiscal year 2011 shown are as follows: Mr. Crocco 503, Mr. Jones 2,199, and Mr. Stanley 2,155. Shares of restricted stock granted in fiscal year 2012 vest on the earlier of December 1, 2015 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2012 shown are as follows: Mr. Jones 2,722, Mr. Stanley 2,268, Mr. Painter 1,663 and Mr. Crocco 762. Shares of restricted stock granted in fiscal year 2013 vest on the earlier of December 1, 2016 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2013 shown are as follows: Mr. Crocco 1,532, Mr. Jones 3,064, Mr. Stanley 2,681, and Mr. Painter 1,838. Shares of restricted stock granted in fiscal year 2014 vest, except for Mr. Ghasemi’s, on the earlier of December 1, 2017 or the Executive Officer’s death, disability or retirement. Shares of restricted stock granted in 2014 shown are as follows: Mr. Crocco 2,321, Mr. Jones: 2,553, Mr. Stanley: 2,321, and Mr. Painter: 2,321. In addition, Mr. Ghasemi was granted 37,026 Shares of restricted stock on July 1, 2014 which vest in one third installments on the first, second and third anniversary of grant. Restricted stock is subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 62-63 or upon a change in control of the Company.

Deferred Stock Units.    This column reflects four kinds of deferred stock units: (i) deferred stock units that vest upon death, disability, or retirement (“career-vesting deferred stock units”) (ii) earned performance shares granted in fiscal year 2012 that vested, except for Mr. McGlade, on December 1, 2014 and vested for Mr. McGlade upon his retirement; (iii) special retention grants; and (iv) four-year vesting deferred stock units that vest four years after the grant date. All deferred stock units are subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 62-63 or upon a change in control.

(i)	The number of career-vesting deferred stock units shown is 3220 for Mr. Stanley.

(ii)	Fiscal year 2012 earned performance shares are as follows:

Officer	Number of Units
S. Ghasemi	0
J. E. McGlade	9,484
M. S. Crocco	434
S. J. Jones	1,552
J. D. Stanley	1,293
C. F. Painter	948

(iii)

This column also reflects special retention grants of 6,509 deferred stock units granted to Mr. Jones, 6,050 deferred stock units granted to Mr. Stanley and 4500 deferred stock units granted to Mr. Painter. These grants were made to Mr. Jones in fiscal year 2010 and to Mr. Stanley and Mr. Painter in fiscal year 2012. Mr. Jones’s units vested after year end upon his eligibility for Corporate Executive Committee Separation Program benefits. Mr. Stanley’s units will vest on December 1, 2016 or upon his earlier disability or death. Mr. Painter’s units will vest on September 24, 2017 or upon his earlier disability or death. Retention grants generally are forfeitable upon termination of employment prior to vesting.

(iv)	This column also reflects four-year vesting restricted stock units granted to Mr. Painter of 637 units, granted in fiscal year 2011, which vested on December 1, 2014.

(3)	These amounts are based on the 2014 fiscal year-end NYSE closing market price of $130.18.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(4)

This column reflects performance shares granted in fiscal years 2013 and 2014. These shares are conditioned upon performance during three-year cycles ending on September 30, 2015 and September 30, 2016, respectively. These awards will earn out and be paid following the end of the relevant performance period as indicated in the chart below. The values and numbers of shares for the fiscal year 2013 and 2014 awards are shown at the target level based on current expectations that performance will be beneath the target level.

	End of Performance Period

Officer	09/30/2015	09/30/2016
S. Ghasemi	0	0
J. E. McGlade	11,620	0
M. S. Crocco	1,532	3,250
S. J. Jones	3,064	3,575
J. D. Stanley	2,681	3,250
C. F. Painter	1,838	3,250

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards

Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting(2)
S. Ghasemi	0	$0	0	$0
J. E. McGlade	196,000	$11,642,610	109,459	$13,308,794
M. S. Crocco	5,100	$314,058	1,091	$116,837
S. J. Jones	36,373	$2,480,775	4,494	$481,102
J. D. Stanley	14,500	$920,611	4,443	$475,667
C. F. Painter	7,000	$380,730	1,367	$146,385

(1)

The shares in this column include restricted stock granted in fiscal year 2010 which vested in December 2013; performance shares granted in fiscal year 2011 which vested in December 2013; and restricted stock units granted in fiscal year 2010 which vested in December 2013. It also includes career vesting restricted shares, career shares and performance shares granted to Mr. McGlade in prior years which vested upon his retirement.

(2)	The following dividend equivalents were paid on the performance share awards and the restricted stock units, but are not included in the Value Realized:

Officer	Dividend Equivalents Paid
S. Ghasemi	$0
J. E. McGlade	$144,758
M. S. Crocco	$4,373
S. J. Jones	$19,133
J. D. Stanley	$18,750
C. F. Painter	$11,458

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

2014 Pension Benefits

Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
S. Ghasemi	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	0	$0	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	0	$0	$0
J. McGlade	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	38.0995	$1,937,171	$32,063
	Air Products and Chemicals, Inc. Supplementary Pension Plan	38.0995	$23,890,852	$0
M. S. Crocco	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	24.3654	$735,692	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	24.3654	$1,202,404	$0
S. J. Jones	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	12.3653	$339,516	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	12.3653	$1,018,030	$0
J. D. Stanley	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	26.3654	$995,877	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	26.3654	$2,449,341	$0
C. F. Painter	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	30.274	$969,986	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	30.274	$1,803,170	$0

The table above illustrates the actuarial present value of accrued pension benefits for each of the Named Executive Officers under the Company’s defined benefit plans as of September 30, 2014. Actuarial present values are complex calculations that rely on many assumptions. The Company has calculated the amounts shown above generally using the same assumptions used in determining the pension cost recognized in its financial statements which are described in footnote 16 to the financial statements and under “Critical Accounting Policies” in the Management Discussion and Analysis in the financial statements, both of which are included in the Company’s Form 10-K filed with the SEC on November 24, 2014. However, in accordance with SEC requirements, the Company has calculated these values assuming payment begins the earliest date the Named Executive Officer can receive an unreduced early retirement benefit. The Company has also used actual fiscal year 2014 annual incentive awards in the calculation; whereas the value in the financial statements is based on estimated annual incentive awards.

The Company’s Pension Plan for Salaried Employees (“Salaried Pension Plan”) is a funded, tax qualified defined benefit plan funded entirely by the Company. All U.S. salaried employees hired before October 1, 2004 are eligible to participate; however, participants as of January 1, 2005 were given the opportunity to make a one-time election to prospectively receive their primary retirement benefit under the Company’s qualified defined contribution plan, the Retirement Savings Plan. The Named Executive Officers, except Mr. Jones, elected to remain in the Salaried Pension Plan. (Mr. Ghasemi is not eligible for this Plan). Benefits under the Plan are paid after retirement in the form of a monthly annuity. Participants may select from monthly payments for their lifetime or smaller monthly payments for their life and the life of a beneficiary.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

The amount of the benefit under the Salaried Pension Plan is based on the following formula:

1.184% x Years of Service x Average Monthly Compensation (Up to the Average Social Security Maximum Taxable Wage Base)

Plus

1.5% x Years of Service x Average Monthly Compensation (In excess of the Average Social Security Maximum Taxable Wage Base)

“Average Monthly Compensation” is the average monthly compensation for the 36 months (or 3 years) during which the participant’s compensation was the highest during the ten years preceding retirement; generally this is the participant’s average base salary for the three years preceding retirement. The “Average Social Security Maximum Taxable Wage Base” is the average of the U.S. Social Security Wage Bases over a 35-year period.

Benefits under the Salaried Pension Plan become vested after a participant has completed five years of service. The Normal Retirement Age under the Salaried Pension Plan is age 65. A participant with at least five years of service may retire after attaining age 55 and receive a benefit reduced by 3% per year for the number of years prior to his attaining age 62. Participants who were age 50 on or before January 1, 2005 are eligible for early retirement at age 55 with no reduction in benefit if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement. Participants who had not attained age 50 on January 1, 2005 may receive the portion of their benefit accrued on that date unreduced upon retirement at age 55 or later if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement.

Under U.S. federal tax laws, benefits payable under the Salaried Pension Plan, and compensation which can be considered in calculating the benefits, are limited. The Supplementary Pension Plan (“Supplementary Plan”) is a nonqualified, unfunded pension plan that provides benefits that cannot be provided under the Salaried Pension Plan due to these limits. Benefits under the Supplementary Plan are calculated using the same formula as the Salaried Pension Plan, but there is no limit on the amount of base salary that can be covered by the pension formula, and Average Monthly Compensation under the Supplementary Plan also includes Annual Incentive Plan awards.

Supplementary Plan benefits are subject to the same vesting and early retirement terms as the Salaried Pension Plan. Supplementary Plan benefits are generally payable following retirement in one of the annuity forms available under the Salaried Pension Plan or, at the election of the participant, in a lump sum. In the case of the Named Executive Officers and certain other executives, distribution of benefits under the Supplementary Plan, whether in annuity or lump sum form, is delayed for six months after termination of employment to comply with U.S. federal tax laws.

2014 Nonqualified Deferred Compensation

Amounts shown in this table are provided under the Company’s nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
S. Ghasemi	$11,077	$9,231	$59	$0	$20,367
J. E. McGlade	$137,354	$25,754	$105,741	$0	$3,228,147
M. S. Crocco	$68,123	$12,773	$16,485	$0	$410,310
S. J. Jones	$80,308	$58,726	$45,331	$0	$1,072,963
J. D. Stanley	$24,675	$10,575	$8,127	$0	$203,636
C. F. Painter	$23,077	$8,654	$4,899	$0	$194,952

(1)

All amounts reported in this column were voluntary deferrals of base salary or Annual Incentive Plan awards by the Named Executive Officers. These amounts are also reported in the Summary Compensation Table.

(2)

Amounts reported in this column are Company matching credits based on each Named Executive Officer’s voluntary deferrals of base salary. In the case of Mr. Jones and Mr. Ghasemi, a Company contribution credit of a percentage of their base salaries in excess of tax law limits on Retirement Savings Plan contributions and their Annual Incentive Plan awards is also included because they receive their primary retirement benefit under the Company’s defined contribution plans rather than the pension plans. The percentage is based on years of service and for fiscal year 2014 was 6% in the case of Mr. Jones and 4% in the case of Mr. Ghasemi. These amounts are also reported in the Summary Compensation Table.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(3)	The following portion of these accumulated balances has been previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

Officer	Amount Previously Reported
S. Ghasemi	$0
J. E. McGlade	$1,664,975
M. S. Crocco	$54,831
S. J. Jones	$478,505
J. D. Stanley	$66,834
C. F. Painter	$0

The Company provides the tax qualified Retirement Savings Plan (the “RSP”) to all U.S.-based salaried employees of the Company. Currently, U.S. tax laws limit the amounts that may be contributed to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the RSP. The Deferred Compensation Plan is intended to make up, out of general assets of the Company, an amount substantially equal to the benefits an employee did not receive under the RSP due to these limits. U.S. employees who participate in the Annual Incentive Plan, including all Named Executive Officers, are eligible to participate in the Deferred Compensation Plan. Participants can elect to defer up to 16 percent of base salary on a before-tax basis (offset by amounts deferred under the RSP). The Deferred Compensation Plan provides a Company matching credit in the same amounts as matching contributions under the RSP; i.e., 75 percent of the first three percent of base salary deferred by participants and 25 percent of the next three percent of base salary deferred. In addition to base salary, Plan participants may also elect to defer Annual Incentive Plan awards. No matching credit is provided for these deferrals.

This RSP also provides an enhanced matching contribution of elective deferrals up to 4% of base salary and a defined contribution primary retirement benefit contribution of 4 to 6% of base salary, depending on years of service, for employees who receive their primary retirement benefit under the Company’s defined contribution plans rather than the pension plans. The Deferred Compensation Plan provides a comparable matching credit and primary retirement benefit credit for base salary to the extent not covered under the RSP due to tax law limits, and a primary retirement benefit credit of 4 to 6% for Annual Incentive Plan awards. The primary retirement contributions and credits vest ratably over the participant’s first five years of service for the Company.

Participants may elect to have their Deferred Compensation Plan balances earn interest at a corporate bond rate or be deemed to be invested in Company stock and earn dividend equivalents and market appreciation on the stock. If a participant chooses the Company stock alternative, his account balance will be distributed in shares of Company stock, except for dividend equivalents.

Participants can elect to receive payments of their Deferred Compensation Plan balances in one to ten annual installments following termination from service. The Named Executive Officers and certain other executives cannot commence distribution until six months following termination to comply with tax laws.

Potential Payments Upon Termination or Change in Control

Termination Prior to Change in Control

Potential payments to Named Executive Officers upon termination other than a change in control vary depending on the exact nature of the termination and, generally, whether the Executive Officer is retirement eligible at the time of the termination. Retirement eligibility for U.S. employees, including the Named Executive Officers except Mr. Ghasemi, generally occurs upon the attainment of age 55 after completing at least five years of service to the Company. Mr. Stanley is eligible for retirement. Mr. Ghasemi’s Employment Contract provides that he will be eligible for retirement treatment under all equity, equity derivative and incentive awards after three years of employment with the Company.

The following discussion explains potential payments to the Named Executive Officers under various termination scenarios. Because Mr. McGlade retired prior to the end of fiscal year 2014, only actual payments and benefits

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

triggered by his retirement, including amounts paid under the Corporate Executive Committee Separation Program, are discussed. Similarly, because Mr. Jones’s employment terminated as of fiscal year end, only amounts actually triggered by his termination are discussed, including amounts for which he became eligible after September 30, 2014 by satisfying the conditions of the Corporate Executive Committee Separation Program.

Voluntary Termination Other Than Retirement

A voluntary termination by Mr. Stanley would be a retirement discussed below. If Mr. Crocco, Mr. Ghasemi, or Mr. Painter voluntarily terminated employment with the Company prior to retirement eligibility, like all salaried employees of the Company, he would receive any unpaid salary and accrued vacation, vested RSP balances and nonqualified deferred compensation shown in the table on page 59, and earnings thereon. Once Mr. Crocco or Mr. Painter attained age 55, he could commence his accrued benefits under the qualified and nonqualified pension plans described on pages     on the same terms as all other participants under these plans who were not eligible for retirement at the time of termination. Mr. Ghasemi is not eligible for the pension plans.

Executive Officers and other eligible employees generally must remain employed until the last day of the fiscal year to receive an Annual Incentive Plan award for the fiscal year. Therefore, if Mr. Crocco, Mr. Ghasemi or Mr. Painter voluntarily terminated, he would forfeit any Annual Incentive Plan award for the fiscal year of termination, unless he terminated on the last day of the year. If he voluntarily terminated on September 30, 2014, he would be eligible for a fiscal year 2014 Annual Incentive Plan award in an amount, if any, determined by the Committee in its discretion.

Most outstanding awards under the Long-Term Incentive Plan would be forfeited by Mr. Crocco, Mr. Ghasemi or Mr. Painter upon a voluntary termination, including all unexercisable stock options, all restricted stock, and all performance shares, whether or not earned. Exercisable stock options would continue to be exercisable for 90 days following termination and then, if unexercised, would be forfeited. Mr. Ghasemi’s Employment Agreement provides that a prorated portion of the restricted stock granted to Mr. Ghasemi under the Make Whole Award would not be forfeited upon his voluntary termination. The prorated portion is based on the number of days he is employed during the three year vesting period for the Make Whole Award.

Retirement

Upon retirement, Named Executive Officers are entitled to unpaid salary and accrued vacation, their qualified and nonqualified pension, vested RSP balances and deferred compensation described above, and retiree medical benefits on the same terms as for all salaried employees meeting age and service conditions. Retiring Named Executive Officers may also receive, in the discretion of the Committee, an Annual Incentive Plan award for the year of retirement. In addition, like all Long-Term Incentive Plan participants, they receive the following treatment of their outstanding long-term incentive awards:

•

All outstanding stock options which were granted one year or more prior to retirement will continue to become exercisable in accordance with the normal schedule as if the Named Executive Officer remained employed, and will be exercisable for the normal term. Options granted less than one year prior to retirement are forfeited.

•	Restricted stock awarded at least one year prior to retirement will vest immediately upon retirement. Restricted stock granted less than one year prior to retirement is forfeited.

•

Career-vesting deferred stock units and all dividend equivalents thereon will vest and be paid six months after retirement. Career-vesting deferred stock units comprise several types of awards granted over the career of Executive Officers that vest upon death, disability, or retirement.

•

All earned performance shares and dividend equivalents thereon will be paid on the normal schedule (except career-vesting performance shares). A pro-rata portion of unearned performance shares awarded at least one year prior to retirement and associated dividend equivalents will be paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met. Performance shares awarded less than one year prior to retirement are forfeited.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Estimated Payments Upon Retirement

As of September 30, 2014

The table below shows the value of Mr. McGlade’s awards that vested upon his retirement as of July 1, 2014 and those that were forfeited. For Mr. Stanley, the table below shows the value of outstanding long-term incentive awards that would have vested upon his retirement as of September 30, 2014, and the value of awards that would have been forfeited. Amounts are based on the closing price of a share of Company stock as of June 30, 2014 for Mr. McGlade ($128.62) and September 30, 2014 for Mr. Stanley ($130.18). Mr. Crocco, Mr. Ghasemi, Mr. Jones, and Mr. Painter were not eligible for retirement on September 30, 2014; so no amounts are shown for them.

Officer	Unvested Stock Options(1)	Restricted Stock	Career-Vesting Deferred Stock Units	Performance Shares(2)	Value of Awards Forfeited
J. D. Stanley	$1,055,336	$924,799	$505,014	$419,693	$2,066,154
J. E. McGlade	$7,751,975	$9,480,709	$1,468,702	$2,827,798	$1,307,769

(1)	Options granted to Mr. Stanley in fiscal year 2014 would be forfeited.

(2)

Actual payouts are shown for Performance Shares granted in fiscal year 2012. Unearned performance shares are shown at the target payout level. Amounts include accumulated dividend equivalents. Performance Shares granted in fiscal year 2014 and a prorated portion of the fiscal year 2013 grants would be forfeited.

Corporate Executive Committee Separation Program

The Committee originally established the Corporate Executive Committee Separation Program (the “Separation Program”) for Executive Officers in 2003 to facilitate changes in the leadership team and recruiting of senior executives. During fiscal year 2014, all the Named Executive Officers were covered by this Program. An Executive Officer becomes eligible for program benefits upon involuntary termination of employment other than for “Cause” or upon voluntary termination for “Good Reason”. A termination for Cause occurs upon the Executive Officer’s failure to substantially perform his duties after demand therefor, willful misconduct, certain illegal acts, insubordination, dishonesty, or violation of the Company’s Code of Conduct. “Good Reason” includes:

•	A material adverse change in the Executive Officer’s position, material diminution of his duties or authority, or assignment to him of duties or responsibilities inconsistent with his status;

•	A decrease in the Executive Officer’s salary or a material reduction in, benefits, or annual incentive compensation opportunities if not similarly applied to other highly compensated employees; or

•	A relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

Benefits under the Separation Program are contingent upon the Executive Officer’s continuing to perform the duties typically related to his position (or such other position as the Board reasonably requests) until termination, and assistance in the identification, recruitment, and/or transitioning of his successor. The Executive Officer also is required to sign a general release of claims against the Company and a two-year noncompetition, nonsolicitation, and nondisparagement agreement. If all these requirements are met, the Executive Officer is entitled to cash benefits as follows:

•

A cash severance payment of one times (two times in the case of Mr. McGlade and Mr. Ghasemi) the Executive Officer’s annual base salary and average annual incentive award for the three of the last five years for which his award was highest;

•

A bonus for the year of termination equal to a pro-rata portion of the Executive Officer’s average annual incentive award for the three of the last five years for which his award was highest or if less, the number of years he received awards;

•	Outplacement assistance;

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•

A cash payment equal to the actuarial equivalent of pension benefits that would have accrued based on two additional years of service in the case of Mr. McGlade and one additional year of service in the case of Mr. Crocco, Mr. Painter and Mr. Stanley;

•

A cash payment for the Named Executive Officers who are not eligible for early retirement, Mr. Crocco, Mr. Jones and Mr. Painter, equal to the value of the early retirement subsidy provided under the pension plans on the Executive Officer’s accumulated benefit, calculated for Mr. Crocco and Mr. Painter with an additional one year of service; and

•

For Mr. Jones and Mr. Ghasemi, because they have elected to receive their primary retirement benefit under the Company’s defined contribution plans, a cash payment equal to the additional (nonmatching) contributions and credits each would have received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed an additional year for Mr. Jones and an additional two years for Mr. Ghasemi, assuming his base salary remained the same and his Annual Incentive Plan award was the higher of his most recent award or the average of the last three awards.

Noncash benefits are also provided or maintained under the Separation Program as follows:

•

The Company pays the cost of continued coverage under the Company’s medical and dental plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for Named Executive Officers and their dependents for one year following termination. (Retirement eligible Named Executive Officers participate in the medical plan on the same basis as other salaried retirees at no incremental cost to the Company.)

•

Nonretirement eligible Named Executive Officers forfeit unexercisable stock options. Their exercisable options remain in effect for the normal term. Retirement provisions described above apply to the stock options of retirement eligible Named Executive Officers.

•

A pro-rata portion of four-year vesting restricted stock and retention grants of deferred stock units vests. The remaining four-year vesting restricted stock and retention grant deferred stock units are forfeited. However, retirement provisions described above apply to outstanding restricted stock held by the retirement eligible Named Executive Officers if more favorable.

•	Career-vesting restricted stock and deferred stock units become fully vested.

•

A pro-rata portion of unearned performance shares based on actual performance at the end of the performance period vest and are paid at the end of the performance period and the remainder are forfeited. The unforfeited shares are paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met.

In addition to the Separation Program, Mr. Ghasemi’s Employment Agreement provides that upon his termination by the Company other than for Cause or voluntary termination for Good Reason, his Make Whole Award and his other Long Term Incentive Plan awards will continue to vest as if he remained employed.

Enhanced benefits during CEO search and transition.    Special temporary provisions were added to the Separation Program during fiscal year 2014 to enhance retention and engagement of key Executive Officers during the CEO search and transition. Under these provisions, Messrs. Crocco, Jones, Painter and Stanley receive enhanced treatment of their outstanding Long Term Incentive Awards upon a termination of employment covered by the Separation Program between December 1, 2013 and January 31, 2016. All outstanding stock options will be vested and exercisable for their full term; restricted stock and deferred stock units that are subject to time-based vesting will be vested and paid according to their terms; and deferred stock units subject to performance-based vesting will be vested and earned at the level determined on behalf of the Company for other employees receiving such awards for the performance period and paid according to their terms. No awards will be forfeited. For purposes of this enhanced treatment of Long Term Incentive Plan awards, certain changes are excluded from the definition of Good Reason including relocation and certain changes in position. Mr. Jones received this enhanced treatment of his outstanding awards upon his termination and satisfaction of the conditions of the Separation Program.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Estimated Payments on Severance

As of September 30, 2014

The table below shows estimated cash payments that would have been made to the Named Executive Officer upon an involuntary termination on September 30, 2014 covered under the Separation Program, and the estimated value of long-term incentive awards that would have vested upon the termination under the Program.

					Long-Term Incentive Plan

Officer	Severance Benefit	Pro-rata Bonus	Pension Payment(2)	Benefits(3)	Stock Options(4)	Restricted Stock	Deferred Stock Units(5)	Performance Shares(6)
S. Ghasemi	$3,186,410	$393,205	$96,000	$31,390	$141,936	$4,820,045	$0	$0
J. E. McGlade(1)	$6,614,000	$1,575,920	$1,487,955	$20,889	$0	$0	$0	$0
M. S. Crocco	$1,758,000	$198,000	$532,114	$40,489	$912,240	$666,261	$0	$697,286
S. J. Jones	$2,064,333	$464,333	$1,484,923	$36,987	$1,640,861	$1,371,837	$920,373	$1,101,400
J. D. Stanley	$1,971,000	$396,000	$164,932	$21,204	$379,699	$302,148	$833,085	$551,222
C. F. Painter	$1,740,000	$240,000	$585,500	$38,742	$1,117,612	$757,908	$700,415	$809,436

(1)

No long term incentive values are shown for Mr. McGlade as he was entitled to vesting of the same amounts due to retirement. The value of Mr. Stanley’s awards that would have vested upon his voluntary termination due to his retirement eligibility is not shown.

(2)	Includes payment in lieu of Company contributions and credits under the RSP and Deferred Compensation Plan for Mr. Ghasemi and Mr. Jones.

(3)

Includes the value of outplacement benefits estimated based on current arrangements for these services; and the cost of COBRA payments for the Company’s dental plan and for the Company’s medical plan for those not already eligible for retiree medical benefits.

(4)	Stock options are shown at their intrinsic value based on the September 30 closing price of $130.18.

(5)

These amounts reflect the value of career-vesting deferred stock units, including earned performance shares granted before fiscal year 2004; and time-based deferred stock units such as four-year restricted stock units and special retention grants, and dividend equivalents thereon.

(6)	Performance shares are reflected at the target payout level. Amounts include accumulated dividend equivalents.

Termination for Cause

Upon involuntary termination for Cause, Named Executive Officers who are not retirement eligible will receive only unpaid salary and accrued vacation, qualified and nonqualified pension and deferred compensation. If a retirement eligible employee is terminated for cause, it is treated as a retirement.

Death or Disability

Upon termination due to death or disability of an Executive Officer, in addition to insurance, continuation of medical benefits, and other benefits provided to all salaried employees and their families to help with these circumstances, the Long-Term Incentive Plan has provisions that provide continued vesting or accelerated payout of equity awards as follows:

•

All stock options that have been outstanding for at least a year at the time of termination continue to be and become exercisable on the normal schedule as if the employee had remained active. All other stock options are forfeited.

•	All restrictions on restricted stock outstanding for at least one year are removed. All other restricted stock is forfeited.

•	All earned but deferred performance shares, all career-vesting deferred stock units, and retention grants of deferred stock units outstanding more than one year are paid out.

•

A prorated portion of unearned performance shares outstanding for at least one year continues to earn out and be payable as if the employee had remained active. All other unearned performance shares are forfeited.

•	Executive Officers may also be eligible for an Annual Incentive Plan Award at the discretion of the Committee.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

In addition, Mr. Ghasemi’s Employment Agreement provides that upon his termination of employment due to death or disability, his Make Whole Award and any other Restricted Shares will continue to vest as if he remained employed and he will receive a prorated Annual Incentive Award.

Change in Control Arrangements

The Company provides individual change in control severance agreements for all of the Named Executive Officers. For purposes of the agreements, a change in control occurs upon a 30% stock acquisition by a person not controlled by the Company, a greater than 50% change in membership on the Board during any two-year period unless approved by two-thirds of directors still in office who were directors at the beginning of the period, or other events determined by the Board.

The severance agreements give each Named Executive Officer specific rights and certain benefits if, within two years after a change in control, his employment is terminated by the Company without Cause (as defined below) or he terminates employment for Good Reason (as defined below). In such circumstances the Named Executive Officer would be entitled to:

•	A cash severance payment equal to two (three for Mr. Ghasemi) times the sum of his annual base salary and target bonus under the Annual Incentive Plan;[34]

•	A cash payment of a pro-rata target bonus for the year;

•

For each Named Executive Officer, except Mr. Ghasemi, a cash payment equal to the actuarial present value of the pension benefits he would have been entitled to receive under the Company’s pension plans had he accumulated two additional years of credited service after termination[34];

•

For Mr. Crocco and Mr. Painter, a cash payment equal to the actuarial present value of the early retirement subsidy on their pension benefits, calculated with an additional two years of credited service;

•

A cash payment equal to two (three for Mr. Ghasemi) times the value for the most recent fiscal year of the Company’s matching contributions and/or credits on his behalf under the RSP and the Deferred Compensation Plan;[34]

•

For Mr. Ghasemi, a cash payment equal to the additional primary retirement benefit contributions and credits he would have received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed for an additional three years at the same base salary and the higher of his most recent Annual Incentive Plan award or the average such award for the three full fiscal years preceding the Change in Control; and

•

Continuation of medical, dental, disability, and life insurance benefits for a period of up to two years (three years in the case of Mr. Ghasemi), and provision of outplacement services and legal fees.

If any payment, distribution, or acceleration of benefits, compensation, or rights that is made by the Company to Mr. Stanley under the severance agreement or otherwise results in a liability for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay an amount equal to such excise tax, but only if the benefits to which Mr. Stanley is entitled under the agreement are at least 110% of what Mr. Stanley would receive if his benefits were reduced to a level that would not be subject to excise taxes.35 Also, each severance agreement provides for indemnification of the Executive Officer if he becomes involved in litigation because he is a party to the agreement.

A termination for “Cause” occurs under the agreements upon the Executive Officer’s willful failure to perform his duties or willful misconduct. “Good Reason” includes:

•	A material adverse change in the Executive Officer’s position;

•	A decrease in the Executive Officer’s salary, benefits, or incentive compensation if not applied to other highly compensated employees; or

[34]	Except for Mr. Ghasemi, the payment is reduced once the Executive Officer attains age 63, by a prorated amount for each month as the Executive Officer approaches age 65.

[35]	This provision has been eliminated beginning October 1, 2015.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

In addition to the change in control severance agreements, the Company’s Long-Term Incentive Plan provides change in control protections for all participants for awards granted, prior to October 1, 2014. Specifically, upon a change in control (as defined by the Plan):

•	All outstanding stock options become exercisable and remain exercisable for their full term on the earlier of the change in control or six months after the grant date.

•	Restrictions lapse on all restricted stock.

•

All forms of deferred stock units, except unearned performance shares and related dividend equivalents, will fully vest and be paid immediately. A pro-rata portion of unearned performance shares and related dividend equivalents will be paid out in shares at the target performance level.

The Committee, in its discretion, may pay out the value of stock options, restricted stock, and deferred stock units in cash.

The Board has amended the Long Term Incentive Plan, effective for awards granted on or after October 1, 2014, to provide for “double trigger” vesting of future plan awards upon a change in control of the Company instead of automatic vesting on an accelerated basis upon a change in control (“single trigger vesting”). Future awards under the Plan will not automatically vest on an accelerated basis as a result of a change in control if they are replaced by the surviving entity. For the double trigger provisions to apply; the replacement awards must be issued by a publicly listed company and preserve the value of, and be on terms as favorable as the existing award; performance conditioned awards must be replaced by time based vesting awards; and the replacement awards must provide that if the participant is terminated without Cause or voluntarily terminates for Good Reason within 24 months following the change in control, the award will vest immediately upon termination. The amendments also provide that, pursuant to an agreement associated with a change in control or in the discretion of the Board or an appropriate committee thereof, awards may be settled for cash at the change in control price.

Finally, accrued benefits under the nonqualified pension and deferred compensation plans (described on pages 58-60) would be paid out upon a change in control, and the Company has established grantor trusts to pay benefits to employees under these plans upon a change in control. The trusts are secured by an agreement to contribute Company stock and are to be funded upon a change in control.

Estimated Payments Upon Change in Control

On September 30, 2014

The table below shows additional amounts that would be payable under the change in control severance agreements if the Executive Officer were terminated following a change in control.

Officer	Severance	Pro-rata Bonus	Matching Contribution Payment	Pension Payment(1)	Outplacement	Benefits(2)	Tax Gross-Up
S. Ghasemi	$8,280,000	$393,205	$22,154	$144,000	$20,000	$30,117	0
M. S. Crocco	$2,960,000	$420,000	$31,742	$615,814	$20,000	$32,747	0
J. D. Stanley	$3,012,500	$431,250	$33,395	$329,863	$20,000	$5,163	0
C. F. Painter	$2,750,000	$375,000	$29,492	$686,423	$20,000	$32,747	0

(1)	Includes payment in lieu of Company nonmatching contributions and credits under the RSP and Deferred Compensation Plan for Mr. Ghasemi.

(2)

Includes continuation of dental, disability, and life insurance benefits. Also includes continuation of medical benefits for Mr. Crocco, Mr. Ghasemi and Mr. Painter. On September 30, 2014, Mr. Stanley was currently eligible for retiree medical benefits upon any termination of employment on the same basis as other retirement eligible salaried employees; so there would be no incremental benefit to him.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

The table below shows the estimated value of long-term incentive awards that would have automatically vested upon a change in control occurring on September 30, 2014, whether or not the Executive Officer was terminated. These acceleration provisions apply to all Long-Term Incentive Plan participants. In the case of Mr. Stanley, who was retirement eligible on September 30, 2014, most of these amounts would be vested on voluntary termination, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control. For Mr. Crocco, Mr. Ghasemi, or Mr. Painter, most of the amounts shown would become vested or payable if his active employment continued without a change in control, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control.

Officer	Unvested Stock Options(1)	Restricted Stock	Performance Shares	Other Deferred Stock Units
S. Ghasemi	$141,936	$4,820,045	$0	$0
M. S.Crocco	$912,240	$666,261	$341,312	$0
J. D. Stanley	$1,435,035	$1,226,947	$563,159	$1,338,099
C. F. Painter	$1,117,612	$757,908	$439,671	$700,415

(1)	Options are shown at their intrinsic value based upon the September 30, 2014 closing price of $130.18. Mr. Ghasemi’s options would not vest until 6 months following the grant date, January 1, 2015.

AIR PRODUCTS AND CHEMICALS, INC.

INFORMATION ABOUT STOCK OWNERSHIP

INFORMATION ABOUT STOCK OWNERSHIP

Persons Owning More than 5% of Air Products Stock

as of September 30, 2014

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Pershing Square Capital Management, L.P.(1) 888 Seventh Avenue 42nd Floor New York, NY 10019	20,545,284	9.4%
State Farm Mutual Automobile Insurance Company (“State Farm”)(2) One State Farm Plaza Bloomington, IL 61710	15,490,635	7.1%
The Vanguard Group (“Vanguard”)(3) 100 Vanguard Boulevard Malvern, PA 19355	12,036,842	5.5%
State Street Corporation (“State Street”)(4) One Lincoln Street Boston, MA 02111	11,381,994	5.2%

(1)

Based on information set forth in Amendment No.1 to Schedule 13D filed with the SEC jointly by Pershing Square Capital Management L.P.; PS Management GP, LLC; Pershing Square GP, LLC; PS V GP LLC; and William A. Ackman (together, “Pershing Square”) reporting the beneficial ownership of shared power to vote or direct the vote and to dispose or direct the disposition of 20,545,284 shares of Company common stock.

(2)

In the aggregate, State Farm has sole voting power over 15,393,100 shares, shared voting power over 97,535 shares, sole power to direct disposition of 15,393,100 shares, and shared power to direct disposition of 97,535 shares.

(3)	In the aggregate, Vanguard has sole voting power over 342,219 shares, sole power to direct disposition of 11,714,811 shares, and shared power to direct disposition of 322,031 shares.

(4)	In the aggregate, State Street has shared voting power over 11,381,994 shares, and shared power to direct disposition of 11,381,894 shares.

AIR PRODUCTS AND CHEMICALS, INC.

INFORMATION ABOUT STOCK OWNERSHIP

Air Products Stock Beneficially Owned by Officers and Directors

The table below shows the number of shares of common stock beneficially owned as of November 1, 2014 by each member of the Board and each Named Executive Officer, as well as the number of shares owned by the directors and all Executive Officers as a group. None of the directors or Executive Officers own one percent or more of the Company’s common stock.

Name of Beneficial Owner	Common Stock(1)(2)(3)	Stock Options(4)	Currently Distributable Deferred Stock Units(5)	Total(6)
S. K. Carter	0	0	0	0	(6)
M. S. Crocco	21,049	50,966	0	72,015
W. L. Davis, III	1,000	0	16,243	17,243
C. C. Deaton	0	0	6,601	6,601
W. D. Ford	0	0	29,785	29,785
S. Ghasemi	77,026	0	0	77,026
E. Henkes	0	0	0	0	(6)
D. H. Y. Ho	0	0	4,063	4,063
M. G. McGlynn	0	0	12,664	12,664
E. L. Monser	0	0	2,517	2,517
C. F. Painter	13,492	46,773	0	60,265
M. H. Paull	3,645	0	0	3,645
L. S. Smith	11,450	2,000	0	13,450
J. D. Stanley	9,538	83,450	0	92,988
Directors and Executive Officers as a group (16 persons)(7)	143,501	244,473	71,873	459,847

(1)

Certain Executive Officers hold restricted shares which we include in this column. The Executive Officer may vote the restricted shares, but may not sell or transfer them until the restrictions expire. The individuals in the table hold the following number of restricted shares:

Name	Shares
M. S. Crocco	5,118
S. Ghasemi	37,026
C. F. Painter	5,822
J. D. Stanley	9,425
All Executive Officers	62,362

(2)	Includes share units held by Executive Officers in the Company’s qualified 401(k) plan. Participants have voting rights with respect to such units and can generally redirect their plan investments.

(3)

Shares reported include shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the indicated officers and directors: Mr. Smith, 1,600 shares. The indicated officers and directors disclaim ownership of such shares.

(4)	The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under the Company’s Long-Term Incentive Plan.

(5)

Directors’ deferred stock units shown in the table are distributable within 60 days upon a director’s retirement or resignation, based upon the director’s payout elections. Deferred stock units held by directors who have elected to defer payout for longer periods are described in note (6). Deferred stock units entitle the holder to receive one share of Company stock and accrued dividend equivalents. Deferred stock units accrue dividend equivalents, but do not have voting rights.

(6)

Executive Officers and directors also own the deferred stock units reflected in the table below which are not distributable within 60 days and which have been awarded, earned out, or purchased. Deferred stock units confer an economic interest substantially similar to a share of stock. Directors’ deferred stock units shown below are not included in the table on the preceding page solely because the directors have elected to defer payout of those units beyond their retirement or resignation. Certain deferred stock units held by Executive Officers are subject to forfeiture if employment ends before death, disability, or retirement, or for engaging in specified activities such as competing with the Company.

AIR PRODUCTS AND CHEMICALS, INC.

INFORMATION ABOUT STOCK OWNERSHIP

Name of Beneficial Owner	Deferred Stock Units
S. K. Carter	5,842
M. S. Crocco	434
S. Ghasemi	2,350
E. Henkes	14,334
M.G. McGlynn	15,019
C. F. Painter	7,061
M. H. Paull	1,561
L. S. Smith	25,130
J. D. Stanley	10,563

(7)	Not counting their deferred stock units which are not distributable within 60 days, directors, nominees, and Executive Officers as a group beneficially own 0.2% of the Company’s outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and Executive Officers to file reports of holdings and transactions in Company stock and related securities with the SEC and the NYSE. Based on our records and other information, we believe that in 2014 all of our directors and Executive Officers met all applicable Section 16(a) filing requirements.

AIR PRODUCTS AND CHEMICALS, INC.

APPENDIX A

RECONCILIATION TO GAAP

	Continuing Operations			Growth vs PY
	Sales	Operating Income	Diluted EPS	Operating Income	Diluted EPS
2011 GAAP(A)	$9,673.7	$1,508.1	$5.22
Net loss on Airgas transaction		48.5	.14

2011 Non-GAAP Measure	$9,673.7	$1,556.6	$5.36

2012 GAAP	$9,611.7	$1,282.4	$4.66		(10.7)%
Business restructuring and cost reduction actions		327.4	1.03
Gain on previously held equity interest		(85.9)	(.25)
Q1 Spanish tax settlement		—	.20
Q2 Spanish tax ruling		—	(.27)

2012 Non-GAAP Measure	$9,611.7	$1,523.9	$5.37		.2%

2013 GAAP	$10,180.4	$1,324.4	$4.73		1.5%
Business restructuring and cost reduction actions		231.6	.74
Advisory costs		10.1	.03

2013 Non-GAAP Measure	$10,180.4	$1,566.1	$5.50		2.4%

2014 GAAP	$10,439.0	$1,328.2	$4.59		(3.0)%
Business restructuring and cost reduction actions		12.7	.04
Pension settlement loss		5.5	.02
Goodwill and intangible asset impairment charge		310.1	1.27
Chilean tax rate change		—	.10
Tax election benefit		—	(.24)

2014 Non-GAAP Measure	$10,439.0	$1,656.5	$5.78	5.8%	5.1%

GAAP 3 Year Average					(4.1)%
Non-GAAP 3 Year Average					2.6%

(A)	Restated to exclude business later classified as discontinued operations

	2014	2013
Income from Continuing Operations(B)	$988.5	$1,042.5
Add: Interest expense	125.1	141.8
Add: Income tax provision	366.0	307.9
Add: Depreciation and amortization	956.9	907.0
Add: Business restructuring and cost reduction actions	12.7	231.6
Add: Pension settlement loss	5.5	—
Add: Goodwill and intangible asset impairment charge	310.1	—
Add: Advisory costs	—	10.1

Adjusted EBITDA	$2,764.8	$2,640.9

Change from prior year	123.9
% change from prior year	4.7%

EBITDA Margin	26.5%	25.9%
Change from prior year	60 bp

(B)	Includes net income attributable to noncontrolling interests.

A-1

Return on capital employed (ROCE)

	2014	2013	2012
Earnings before-tax GAAP	$1,479.6	$1,492.2	$1,436.2
Business restructuring and cost reduction actions	12.7	231.6	327.4
Pension settlement loss	5.5	—	—
Goodwill and intangible asset impairment charge	310.1	—	—
Advisory costs	—	10.1
Customer bankruptcy	—	—	9.8
Gain on previously held equity interest	—	—	(85.9)

Earnings Before-Tax Non-GAAP	$1,807.9	$1,733.9	$1,687.5
Non-GAAP tax adjustment	434.8	419.7	408.9

Earnings After-Tax Non-GAAP(A)	$1,373.1	$1,314.2	$1,278.6

	2014	2013	2012
Earnings after-tax GAAP(A)	$1,076.0	$1,153.4	$1,126.7
Five-quarter average total capital(B)	14,019.4	13,024.9	11,098.1

ROCE GAAP	7.7%	8.9%	10.2%

	2014	2013	2012
Earnings after-tax non-GAAP	$1,373.1	$1,314.2	$1,278.6
Five-quarter average total capital(B)	14,019.4	13,024.9	11,098.1

ROCE Non-GAAP	9.8%	10.1%	11.5%

	2014	2013	2012
ROCE Non-GAAP	9.8%	10.1%	11.5%
Cost of Capital	9.0%	8.0%	8.0%

ROCE Spread	0.8%	2.1%	3.5%

Non-GAAP 3 Year Average	2.1%

(A)	Consists of operating income and equity affiliates’ income, after tax at our quarterly effective tax rate.

(B)	Consists of total debt, total equity, and redeemable noncontrolling interest.

A-2

APPENDIX B

PERFORMANCE ALIGNMENT REPORT

During fiscal year 2014, the Committee engaged Farient to conduct a pay for performance analysis which assessed the alignment of the Company’s Executive Officer compensation program outcomes and performance results. Farient developed the Performance Alignment Report that measures: (1) the sensitivity of Performance-Adjusted Compensation1 (PAC) to TSR performance; and (2) the reasonableness of Performance-Adjusted Compensation for the Company’s revenue size, Peer Reference Group2, and TSR performance.3 This chart illustrates the sensitivity of the Company’s CEO pay to performance between 2003 and 2014.

•

The Alignment Zone, marked by the thick gray lines, indicates the reasonable range of pay outcomes for the performance delivered based on the Company’s size and the historical pay-for-performance experience of the Peer Reference Group.

•	The left to right upward slope of the Company’s pay to performance line indicates that the Company’s CEO pay increases with TSR and vice versa.

•	The solid positioning of the Company’s pay to performance line within the Alignment Zone reflects the reasonableness of the program relative to the Peer Reference Group.

Air Products & Chemicals, Inc. vs. Peers

Pay for Performance Alignment

Over 3 Year Period Ending in Year Shown

Farient concluded the Company’s compensation outcomes were reasonable relative to its peers and the performance delivered and sensitive to performance over time.

[1]

Performance-Adjusted Compensation is a trademark of Farient developed to measure actual compensation outcomes after performance rather than target compensation before performance. See Ferracone, R. A. (2010). Fair Pay, Fair Play, San Francisco. Jossey-Bass, pages 41-44 for an explanation of their methodology.

[2]	See “Benchmarking” on page 38-39 for more information about the Peer Reference Group.

[3]

Farient compared Performance-Adjusted CEO Compensation (covering salary, short-term incentives, and long-term incentives) for the Company over rolling three-year periods to TSR for the same rolling three-year periods, and tested the results against similar variables for the Company’s Peer Reference Group. The pay lines represent a regression line based on data points showing historical Performance-Adjusted CEO Compensation of the Company and the Peer Reference Group. Each data point reflects Performance-Adjusted Compensation for a three year period (ending in the year noted on the chart for the Company) and TSR for the same period. The points are inflation- and size-adjusted.

B-1

APPENDIX C

MARKET REFERENCE GROUP

Arkema

Ashland

Avon Products

Ball

BorgWarner

Boston Scientific

Cameron International

Campbell Soup

Celestica

Chesapeake Energy

Commercial Metals

Corning

Covidien

DCP Midstream

Dean Foods

Devon Energy

Dole Food

Dover

Eastman Chemical

Ecolab

EOG Resources

Estee Lauder Companies

Goodrich

Hormel Foods

Kellogg

Keystone Foods

Kinder Morgan

Land O’Lakes

Masco Corporation

MillerCoors

Mosaic

Navistar International

Newmont Mining

Oshkosh

Owens-Illinios

Parker Hannifin

Peabody Energy

Praxair

Reynolds American

SAIC

SC Johnson

Sealed Air

Sherwin-Williams

Stryker

Terex

Textron

Thermo Fisher Scientific

Transocean

VF

Vistion

W. W. Grainger

Weatherford International

Western Digital

Weyerhaeuser

Williams Companies

C-1

Driving Directions to Air Products and Chemicals, Inc. Corporate Headquarters

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

610-481-4911

From Pennsylvania Turnpike (US 476)

–	Take Lehigh Valley Exit 56 (formerly exit 33) from Turnpike to Route 22 West, Harrisburg.

–	Follow Route 22 West to Trexlertown Exit (Exit 49A off Route 22 and I-78) onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to the traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 22

–	Take Exit 49A from Route 22 and I-78 onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to a traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 North and I-78 West

–	Take Exit 54A to Route 222 South.

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 South and I-78 East

–	Take Exit 54. At the bottom of the ramp, turn right onto Route 222 South.

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

VOTE BY INTERNET - www.proxyvote.com
AIR PRODUCTS AND CHEMICALS, INC. 7201 HAMILTON BLVD. ALLENTOWN, PA 18195-1501

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 21, 2015 (January 19, 2015 for Retirement Savings Plan Participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 21, 2015 (January 19, 2015 for Retirement Savings Plan Participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79473-P57190-Z64214	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR PRODUCTS AND CHEMICALS, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	ELECTION OF DIRECTORS: To elect each of the nominees listed below as director for a one-year term:

	Nominees:	For	Against	Abstain
	1a. Susan K. Carter	☐	☐	☐
	1b. Seifi Ghasemi	☐	☐	☐
	1c. David H. Y. Ho	☐	☐	☐
							For	Against	Abstain
2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. Ratification of appointment of KPMG LLP, as independent registered public accountants for fiscal year 2015.						☐	☐	☐

3.	ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION. To approve the compensation of named executive officers.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Admission Ticket

Annual Meeting of

Air Products and Chemicals, Inc.

Thursday, January 22, 2015 - 2:00 p.m.

Air Products and Chemicals, Inc. Corporate Headquarters

7201 Hamilton Boulevard

Allentown, PA

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M79474-P57190-Z64214

Air Products and Chemicals, Inc. Annual Meeting of Stockholders - January 22, 2015 Proxy This proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Seifi Ghasemi, M. Scott Crocco and John D. Stanley, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of stockholders of Air Products and Chemicals, Inc. on Thursday, January 22, 2015, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present, as directed on the reverse side, and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof. This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders, or any one of them, will have discretion to vote on those matters in accordance with their best judgment. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if so desired.

Air Products and Chemicals, Inc. Retirement Savings Plan Participants

The person signing on the reverse directs that Fidelity Management Trust Company As Trustee for the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”) vote the shares of common stock of Air Products and Chemicals, Inc. (“shares”) represented by units of interest allocated to his or her account under the Plan at the annual meeting of stockholders of Air Products and Chemicals, Inc. to be held on January 22, 2015 as directed on the reverse side.

The Trustee will tabulate the instructions from all participants and vote shares held in the Plan according to the instructions. The Trustee will vote shares held in the Plan for which no voting instructions are received by January 19, 2015 in the same proportions and manner as shares held in the Plan for which instructions have been received.

Continued and to be signed on reverse side